                                                                 EXHIBIT 10.1(a)

                        ASSET PURCHASE AND SALE AGREEMENT


                                       FOR

                      GENERATING PLANTS AND RELATED ASSETS



                                 By and Between


                         POTOMAC ELECTRIC POWER COMPANY


                                       and


                              SOUTHERN ENERGY, INC.





                            Dated as of June 7, 2000

                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----

ARTICLE I -        Definitions...............................................1
    Section 1.1      Definitions.............................................1
    Section 1.2      Accounting Terms .......................................1
ARTICLE II -       Purchase and Sale; Assumption of Certain Liabilities .....1
    Section 2.1      Purchase and Sale ......................................1
    Section 2.1      Auctioned Assets and Retained Assets ...................2
    Section 2.3      Assumed Obligations and Retained Liabilities ...........6
    Section 2.4      Third Party Consents ..................................11
ARTICLE III -      Purchase Price ..........................................11
    Section 3.1      Purchase Price ........................................11
    Section 3.2      Certain Post-Closing Adjustments ......................12
    Section 3.3      Allocation of Purchase Price ..........................13
    Section 3.4      PPA-Related Purchase Price Adjustments ................14
ARTICLE IV -       The Closing..............................................15
    Section 4.1      Time and Place of Closing .............................15
    Section 4.2      Payment of Estimated Purchase Price ...................16
ARTICLE V -        Representations and Warranties of Seller ,,..............16
    Section 5.1      Organization; Qualification ...........................17
    Section 5.2      Authority Relative to This Agreement ..................17
    Section 5.3      Consents and Approvals; No Violation ..................17
    Section 5.4      Personal Property .....................................18
    Section 5.5      Real Estate............................................18
    Section 5.6      Leases ................................................18
    Section 5.7      Certain Contracts and Arrangements ....................18
    Section 5.8      Legal Proceedings......................................18
    Section 5.9      Permits; Compliance with Law ..........................19
    Section 5.10     Environmental Matters .................................19
    Section 5.11     Labor Matters .........................................20
    Section 5.12     ERISA; Benefit Plans ..................................20
    Section 5.13     Taxes..................................................21
    Section 5.14     Undisclosed Liabilities ...............................21
    Section 5.15     Brokers................................................22
    Section 5.16     Insurance..............................................22
    Section 5.17     Disclaimers............................................22
ARTICLE VI -       Representations and Warranties of Buyer .................23
    Section 6.1      Organization ..........................................23
    Section 6.2      Authority Relative to This Agreement ..................23
    Section 6.3      Consents and Approvals; No Violation ..................23
    Section 6.4      Availability of Funds..................................24

    Section 6.5      Brokers................................................24
    Section 6.6      No Knowledge of Seller's Breach .......................24
    Section 6.7      Qualified Buyer .......................................25
    Section 6.8      WARN Act...............................................25
    Section 6.9      Financial Representations .............................25
    Section 6.10     Legal Proceedings .....................................25
ARTICLE VII -      Covenants of the Parties ................................25
    Section 7.1      Conduct of Business Relating to the Auctioned Assets ..25
    Section 7.2      Access to Information..................................28
    Section 7.3      Consents and Approvals; Transferable Permits ..........29
    Section 7.4      Further Assurances ....................................30
    Section 7.5      Public Statements .....................................31
    Section 7.6      Tax Matters............................................31
    Section 7.7      Bulk Sales or Transfer Laws ...........................31
    Section 7.8      Witness Services ......................................31
    Section 7.9      Control of Litigation .................................32
    Section 7.10     Confidentiality .......................................32
    Section 7.11     Risk of Loss ..........................................32
    Section 7.12     Tax Exempt Financing ..................................33
    Section 7.13     Compliance with Governmental Agreements ...............36
    Section 7.14     PJM;MAAC...............................................36
    Section 7.15     Trade Names............................................36
    Section 7.16     Enforcement of Retained Rights ........................37
    Section 7.17     Conduct of Business Relating to PPAs ..................37
ARTICLE VII -      Conditions...............................................37
    Section 8.1      Conditions Precedent to Each Party's Obligation
                     To Effect the Purchase and Sale .......................37
    Section 8.2      Conditions Precedent to Obligation of Buyer To
                     Effect the Purchase and Sale ..........................38
    Section 8.3      Conditions Precedent to Obligation of Seller To
                     Effect the Purchase and Sale ..........................39
ARTICLE IX -       Employee Matters ........................................41
    Section 9.1      Employee Matters ......................................41
    Section 9.2      Pension Plans .........................................43
    Section 9.3      Buyer's Savings Plan ..................................43
    Section 9.4      Severance Liabilities .................................45
    Section 9.5      COBRA..................................................45
    Section 9.6      WARN Act...............................................45
ARTICLE X -        Indemnification and Dispute Resolution ..................46
    Section 10.1     Indemnification .......................................46
    Section 10.2     Third Party Claims Procedures .........................48
ARTICLE XI -       Termination..............................................50
    Section 11.1     Termination............................................50
ARTICLE XII -      Miscellaneous Provisions ................................50
    Section 12.1     Expenses...............................................50

    Section 12.2     Amendment and Modification; Extension; Waiver..........51
    Section 12.3     No Survival of Representations or Warranties...........51
    Section 12.4     Notices................................................51
    Section 12.5     Assignments; No Third Party Beneficiaries..............52
    Section 12.6     Governing Law..........................................53
    Section 12.7     Counterparts...........................................53
    Section 12.8     Interpretation.........................................53
    Section 12.9     Jurisdiction and Enforcement...........................54
    Section 12.10    Entire Agreement.......................................55
    Section 12.11    Severability...........................................55
    Section 12.12    Conflicts..............................................55

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedules                       Title
---------                       -----
Schedule 1.1(a)                 Definitions
Schedule 1.1(c)                 Seller's Severance Plans
Schedule 2.2(a)(ii)             Spare Parts
Schedule 2.2(a)(iii)            Personal Property
Schedule 2.2(a)(iv)             Assigned Contracts
Schedule 2.2(a)(v)              Transferable Permits
Schedule 2.2(a)(vi)             Transferred SO\\2\\ Allowances
Schedule 2.2(a)(vii)            Transferred NO\\2\\ Allowances
Schedule 2.2(b)(i)              Retained Transmission and Distribution
                                Facilities
Schedule 2.2(b)(ii)(B)          Communications Equipment/Related Support
                                Equipment
Schedule 2.3(a)(iv)             Assumed Consent Order Obligations
Schedule 2.4                    Retained Rights/Unassigned PPAs
Schedule 5.3(a)                 Contracts Approvals; No Violation
Schedule 5.3(b)                 Seller Required Regulatory Approvals
Schedule 5.5(a)                 Real Estate Legal Description
Schedule 5.5(b)                 Title Surveys
Schedule 5.7                    Material Contract Defaults
Schedule 5.8                    Legal Proceedings
Schedule 5.9                    Permits
Schedule 5.10(a)                Environmental Matters
Schedule 5.10(b)                Environmental Notification
Schedule 5.10(c)                Environmental Reports
Schedule 5.12                   Benefit Plans
Schedule 6.3(b)                 Buyer Required Regulatory Approvals
Schedule 7.1(b)(viii)           Capital Expenditures
Schedule 7.12                   Exempt Facilities/Revenue Bonds

Exhibits                        Title
--------                        -----
Exhibit A                       Assignment and Assumption Agreement
Exhibit B                       Bill of Sale
Exhibit C-1, C-2, C-3 and C-4   Easements Agreements
Exhibit D                       Guarantee Agreement
Exhibit E-1, E-2, E-3 and E-4   Interconnection Agreements
Exhibit F                       Local Area Support Agreement
Exhibit G                       Operating Agreement
Exhibit H                       Potomac River Lease
Exhibit I-1 and I-2             Transition Power Agreements
Exhibit J                       Deeds of Conveyance
Exhibit K                       Opinion of Seller's Counsel

Exhibit L                       Opinion of Buyer's Counsel
Exhibit M                       Opinion of Guarantor's Counsel

         ASSET PURCHASE AND SALE AGREEMENT (including the Schedules hereto, this "Agreement"), dated as of June 7, 2000, by and between POTOMAC ELECTRIC POWER
 ---------
COMPANY, a District of Columbia and Virginia corporation ("Seller"), and
                                                           ------
SOUTHERN ENERGY, INC., a Delaware corporation ("Buyer," collectively with
                                                -----
Seller, the "Parties").
             -------

         WHEREAS, Seller owns certain power generating facilities (described herein as the "Generating Facilities") and other assets associated therewith; and

         WHEREAS, Buyer desires to purchase and assume, and Seller desires to sell and assign, the Auctioned Assets (as defined in Section 2.2 below) and certain associated liabilities, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------

         SECTION 1.1       Definitions. Any capitalized terms which are used but
                           -----------
not defined in this Agreement shall have the meaning given to such terms in the attached Schedule 1.1.
         ------------

         SECTION 1.2       Accounting Terms. Any accounting terms used in this
                           ----------------
Agreement or the Ancillary Agreements shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with United States generally accepted accounting principles ("GAAP") and all financial
                                                  ----
computations hereunder or thereunder shall, unless otherwise specifically provided, be computed in accordance with GAAP consistently applied.

                                   ARTICLE II
                                   ----------

              Purchase and Sale; Assumption of Certain Liabilities
              ----------------------------------------------------

         SECTION 2.1       Purchase and Sale. Upon the terms and subject to the
                           -----------------
satisfaction of the conditions contained in this Agreement, at the Closing, Seller agrees to sell, assign, convey, transfer and deliver to Buyer (or Buyer's permitted assignees pursuant to Section 12.5(a)), and Buyer agrees to purchase and acquire from Seller (or shall cause Buyer's permitted assignees pursuant to Section 12.5(a) to purchase and acquire from Seller) all of the Auctioned Assets. In the case of any

Auctioned Assets not located at the Generating Facilities (including supplies, materials and spare parts inventory), Buyer agrees that from and after the Closing, Buyer will bear all risk of casualty or loss with regard to such Auctioned Assets (regardless of whether they remain on Seller's Real Estate or otherwise in Seller's possession).

         SECTION 2.2       Auctioned Assets and Retained Assets.
                           ------------------------------------

         (a) Auctioned Assets. The term "Auctioned Assets" means all of the
             ----------------
assets, real and personal property, goodwill and rights of Seller of whatever kind and nature, whether tangible or intangible, in each case, primarily relating to the power generation operations of the Generating Facilities and the Support Operations, other than the Retained Assets, including the following:

             (i) except with respect to the Potomac River Real Property, all real property and leaseholds and other interests in real property of Seller, together with all buildings, improvements, structures and fixtures thereon, including the Chalk Point/Morgantown Fuel Pipeline, the Ryceville Pumping Station, the Production Service Center, and the Ash Storage Sites, subject to any Permitted Exceptions (the "Buyer Real Estate");

             (ii) all inventories of fuels, supplies, materials and spare parts, together with and subject to (A) all Permitted Exceptions, and (B) all warranties against manufacturers and vendors relating thereto, including the spare parts listed on Schedule 2.2(a)(ii), in each
                                                    -------------------
                          case, other than assets that become obsolete or that are used, consumed, replaced or disposed of in the ordinary course of business consistent with past practice or as permitted by this Agreement;

             (iii) the machinery, equipment (including any Revenue Meters), facilities, furniture and other tangible personal property on the Buyer Real Estate or the Potomac River Station Site, including any items of personal property located on the Buyer Real Estate, the Potomac River Station Site or temporarily removed from the Buyer Real Estate or the Potomac River Station Site for repairs, servicing or maintenance and listed on Schedule 2.2(a)(iii), together with and
                                    --------------------
                          subject to (A) any Permitted Exceptions, and (B) all warranties against manufacturers or vendors relating thereto, in each case, other than assets that become obsolete or that are used, consumed, replaced or disposed of in the ordinary course of business consistent with past practice or as permitted by this Agreement;

             (iv) subject to Sections 2.2(b)(xi) and 2.4, all right, title and interest of Seller in, to and under all contracts, agreements, personal property leases (whether Seller is lessor or lessee thereunder), commitments and all other legally binding arrangements (including any rights of Seller under any PPA to sell energy to any third party power supplier) whether oral or written, which are (A) set forth on Schedule
                                                                 --------
                          2.2(a)(iv), (B) not material to the ownership and
                          ----------
                          operation of the Generating Facilities, or (C) otherwise entered into by Seller in accordance with
                          Section 7.1 (collectively, the "Contracts"), in each case, to the extent in full force and effect on the Closing Date;

             (v) the Permits and Environmental Permits that are transferred or transferable by Seller to Buyer (collectively, the "Transferable Permits"), including the Transferable Permits set forth on Schedule
                                                                --------
                          2.2(a)(v), in each case, to the extent in full force
                          ---------
                          and effect on the Closing Date;

             (vi)         the amount of SO\\2\\ Allowances listed on Schedule
                                                                     --------
                          2.2(a)(vi) attached hereto ("Transferred SO\\2\\
                          ----------                   -------------------
                          Allowances");
                          -----------

             (vii)        the amount of NO\\2\\ Allowances listed on Schedule
                                                                     --------
                          2.2(a)(vii) attached hereto ("Transferred NO\\1\\
                          -----------
                          Allowances");
                          ----------

             (viii) (A) all data, information, books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures, facility compliance plans, environmental procedures and similar records, to the extent in Seller's possession or readily available (collectively, the "Operating Records"), and (B) to the extent permitted by law, all personnel files relating to the Transferred Employees, to the extent in Seller's possession and readily available and to the extent such files pertain to (1) skill and development training and resumes, (2) seniority histories, (3) salary and benefit information, (4) Occupational Safety and Health Act medical reports,
                          (5) active medical restriction forms and

                          (6) any other matters, disclosure of which by Seller to Buyer is permitted under applicable law without the consent of the Transferred Employee, but not including any performance evaluations or disciplinary records (collectively, the "Transferred Employee Records"); provided, however, that Seller shall be permitted to retain copies, or originals to the extent it provides Buyer with copies of same, of all Operating Records and Transferred Employee Records;

             (ix) (A) except as provided in Section 2.2(b)(iv), the software (provided, however, that Buyer acknowledges that it will require licenses from third parties in order to be legally entitled to use such software), and (B) a non-exclusive, royalty-free license to use solely in connection with the Auctioned Assets the software or other copyrighted material owned by Seller located at Buyer Real Estate; and

             (x) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of the Seller arising prior to the Closing Date relating to the Auctioned Assets other than those pertaining to the Retained Assets.

         (b) Retained Assets. The term "Retained Assets" means:
             ---------------            ---------------

             (i) the electric transmission and distribution facilities owned, controlled or operated by Seller for purposes of providing point-to-point transmission service, network integration service and distribution service and other related purposes, used in controlling continuity between the Generating Facilities and the transmission and distribution facilities and for other purposes (including the Seller's undivided ownership interest in the Conemaugh Switchyard and the Conemaugh Transmission Line), including those described on
                          Schedule 2.2(b)(i) attached hereto (the "Transmission
                          ------------------                       ------------
                          System");
                          ------

             (ii) (A) except as set forth in Section 2.2(a)(iii), all Interconnection Facilities and other transmission, distribution and substation machinery, equipment and facilities and related support equipment located on Buyer Real Estate or Seller Real Estate or temporarily removed from Buyer Real Estate or Seller Real Estate for repairs, servicing or maintenance; (B) Communications Equipment and related support equipment (1) located on Buyer Real Estate or temporarily removed from Buyer Real Estate for repairs, servicing or maintenance and listed on Schedule 2.2 (b)(ii)(B) or acquired by
                                    -----------------------
                          Seller after the date of this Agreement and designated by Seller as a Retained Asset or (2) located on Seller Real Estate or temporarily removed from Seller Real Estate for repairs, servicing or maintenance; and (C) all Protective Relaying Systems not located on Buyer Real Estate;

             (iii) all cash, cash equivalents, bank deposits and accounts receivable;

             (iv) (A) all mainframe computer systems of Seller and (B) all software, copyrights, know-how or other proprietary information not primarily relating to the power generation operations of the Generating Facilities, including software, copyrights, know-how or other proprietary information licensed to Buyer pursuant to Section 2.2(a)(ix)(B);

             (v) the names "Pepco," "Potomac Electric Power Company," and any related or similar trade names, trademarks, service marks or logos (and any rights to and in the same, including any right to use the same);

             (vi) any refunds or credits related to Taxes attributable to taxable periods (or portions thereof) prior to the Closing Date, and any other rents, charges, liabilities or obligations paid prior to the Closing Date in respect of the Auctioned Assets;

             (vii) personnel records (other than Transferred Employee Records) and all other records (other than Operating Records);

             (viii) (A) all Emission Reduction Credits or Greenhouse Gas Emission Reduction Credits that are attributable to any emission reduction activities of the Seller which occur following the Closing Date at any locations, (B) any SO\\2\\ Allowances that are not Transferred SO\\2\\ Allowances, and

                          (C) any NO\\2\\ Allowances that are not Transferred NO\\2\\ Allowances;

             (ix) the Seller Real Estate (including a fee interest in the Potomac River Real Property);

             (x) all master station voltage control equipment within and including the master station voltage control cabinets located at the Generating Facilities;

             (xi)         the Retained Rights;

             (xii)        the Conemaugh Interest;

             (xiii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of the Seller arising prior to the Closing Date other than those pertaining to the Assumed Obligations; and

             (xiv) any other asset that is not described with particularity in this Agreement as an Auctioned Asset.

         SECTION 2.3       Assumed Obligations and Retained Liabilities.
                           --------------------------------------------

         (a) Assumed Obligations. At the Closing, Buyer shall assume, and from
             -------------------
and after the Closing, shall discharge, all of the liabilities and obligations, direct or indirect, known or unknown, absolute or contingent, which relate to the Auctioned Assets, the Potomac River Station Site or are otherwise specified below, other than the Retained Liabilities (collectively, the "Assumed
                                                               -------
Obligations"), including the following:
-----------

             (i) except as set forth in Section 2.3(b)(ii), any liabilities and obligations under the Contracts (including any obligations of Seller under any PPA to sell energy to any third party power supplier);

             (ii) any liabilities and obligations for goods delivered or services rendered on or after the Closing Date relating to the Auctioned Assets;

             (iii)        except as set forth in Section 2.3(b)(iii), (iv) or
                          (v), any Environmental Liability including any Environmental Liability (A) arising out of or in connection with any violation or alleged violation of, or noncompliance or alleged noncompliance with, any Environmental Laws, prior to, on or after the Closing Date, relating to or arising in connection with the Auctioned Assets and the Potomac River Station Site,
                          (B) arising out of or in connection with the condition of any Auctioned Assets and the Potomac River Station Site prior to, on or after the Closing Date, including any actual or alleged presence, Release or threatened Release of any Hazardous Substances at, on, in, under or migrating onto or from, the Auctioned Assets and the Potomac River Station Site, prior to, on or after the Closing Date, (C) arising out of or in connection with any Release or threatened Release of any Hazardous Substance prior to, on or after the Closing Date relating to any equipment, Hazardous Substance, product or recyclable or recycled material (collectively, the "Disposed Items") which remains on or has been removed from the Auctioned Assets and the Potomac River Station Site, (D) in respect of any personal injury or property damage relating to or arising from the presence, exposure to, or proximity to any Hazardous Substance, prior to, on or after the Closing Date, and (E) of any sort whatsoever arising or occurring on or after the Closing Date;

             (iv) any liabilities and obligations under all consent orders including those listed on Schedule 2.3(a.)(iv)
                                                           --------------------
                          (the "Assumed Consent Order Obligations");
                                ---------------------------------

             (v) except as set forth in Section 2.3(b)(iv), any liabilities and obligations with respect to the Permits to the extent arising or accruing on or after the Closing Date;

             (vi) (A) all wages, overtime, employment taxes, workers compensation benefits, occupational safety and health liabilities or other similar liabilities and obligations in respect of Transferred Employees arising or accruing on or after the Closing Date, and
                          (B) all other liabilities and obligations with respect to the Transferred Employees for which Buyer is responsible pursuant to Article IX;

             (vii) (A) any liabilities and obligations in respect of any personal injury or property (real or personal) damage claim (including any claim based on wrongful death) relating to, resulting from, or arising out of the Auctioned Assets and the Potomac River Station Site, arising or occurring on or after the Closing Date, or
                          (B) any liabilities and obligations in respect of any discrimination, wrongful discharge or unfair labor practice claim by any Transferred Employee arising out of or relating to acts or omissions occurring on or after the Closing Date;

             (viii) any liabilities and obligations, with respect to the periods that include the Closing Date, with respect to real or personal property rent, Taxes based on the ownership or use of property, utilities charges and similar charges that primarily relate to the Generating Facilities (collectively, the "Prorated
                                                                    --------
                          Items"), including (A) personal property taxes, real
                          -----
                          estate and occupancy taxes, assessments and other charges, (B) rent and all other items payable by Seller under any Contract, (C) any fees with respect to any Transferable Permit and (D) sewer rents and charges for water, telephone, electricity and other utilities, in each case calculated by multiplying the amount of any such Prorated Item by a fraction the numerator of which is the number of days in such period beginning on and after the Closing Date and the denominator of which is the number of days in such period;

             (ix) any liabilities and obligations in respect of Taxes (other than as provided for by Section 2.3 (a)(viii)) attributable to the Auctioned Assets arising or accruing during taxable periods (or portions thereof) beginning on or after the Closing Date;

             (x) any severance costs payable under Seller's Severance Plans with respect to those Non-Union Employees who do not receive a Qualified Offer by the Buyer pursuant to
                          Section 9.1 (such liabilities are the "Closing
                                                                 -------
                          Severance Expenses");
                          ------------------

             (xi) any liabilities and obligations of the Buyer relating to the Potomac River Station Site as contemplated by the Potomac River Lease;

             (xii) all liabilities and obligations of Seller under the loan agreements set forth on Schedule 7.12 attached
                                                       -------------
                          hereto (the "Loan Agreements") with respect to the Revenue Bonds; and

             (xiii) any liabilities and obligations under the Ancillary Agreements in respect of the Auctioned Assets arising on or after the Closing Date.

         (b) Retained Liabilities. Buyer shall not assume or be obligated to
             --------------------
pay, perform or otherwise discharge the following liabilities or obligations (the "Retained Liabilities"):
      --------------------

             (i) any liabilities and obligations of Seller exclusively relating to any Retained Assets (other than as set forth in Section 2.3(a)(xi));

             (ii) any liabilities and obligations under the Contracts which relate to (A) goods delivered or services rendered prior to the Closing Date, and (B) breaches by the Seller of its obligations thereunder occurring prior to the Closing Date;

             (iii) (A) any Environmental Liability of Seller arising out of or in connection with the disposal by, or on behalf of, Seller and Release or threatened Release, prior to the Closing Date of Hazardous Substances at any Off-Site location, (B) any Environmental Liability of Seller arising out of or in connection with any Release or threatened Release of any Hazardous Substance on or after the Closing Date from the Seller Facilities or otherwise originating from, or relating to, any equipment owned or used by Seller that is located on Buyer Real Estate, and (C) any liability in respect of any personal injury claims relating to the exposure of a third party to asbestos at the Auctioned Assets or the Potomac River Station Site which have been filed with any state or federal court having jurisdiction prior to the Closing Date;

             (iv)         notwithstanding the Assumed Obligations set forth in
                          Section 2.3(a)(iii)(A), any monetary fines or penalties (including fines or penalties from violations of any Environmental Law) imposed by a Governmental Authority to the extent arising out of or relating to acts or omissions of Seller in respect of the Auctioned Assets prior to the Closing Date;

             (v) any Environmental Liability whatsoever arising out of, related to, or otherwise associated with the Release of fuel oil from the Ryceville-Piney Point Pipeline described in Schedule 5.10(a);

             (vi) (A) all wages, overtime, employment taxes, workers compensation benefits, occupational safety and health liabilities or other similar liabilities and obligations in respect of Transferred Employees to the extent arising or accruing prior to the Closing Date and (B) all other liabilities and obligations with respect to the Transferred Employees for which Seller is responsible pursuant to Article IX;

             (vii) any liabilities and obligations (A) in respect of any personal injury or property damage claim (other than any Environmental Liabilities which are Assumed Obligations pursuant to Section 2.2(a)(iii) above) relating to the Auctioned Assets arising or occurring prior to the Closing Date, or (B) in respect of any discrimination, wrongful discharge or unfair labor practice claim by any Transferred Employee arising out of or relating to acts or omissions of Seller prior to the Closing Date;

             (viii) any liabilities and obligations, with respect to periods prior to the Closing Date, for the Prorated Items, calculated as set forth in Section 2.3(a)(viii);

             (ix) any liabilities and obligations in respect of Taxes (other than as provided for by Section 2.3(b)(vii)) attributable to the Auctioned Assets or trades or businesses associated with the Auctioned Assets arising or accruing during taxable periods (or portions thereof) ending before the Closing Date; and

             (x) any liabilities and obligations of Seller under the Ancillary Agreements in respect of the Retained Assets.

         SECTION 2.4       Third Party Consents
                           --------------------

         (a) Notwithstanding Section 2.2(a)(ii), (iii) or (iv), to the extent that Seller's rights under any Contract or warranty may not be assigned without the consent of another person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain prior to the Closing any such required consents with respect to any Material Contracts or material warranties.

         (b) Seller and Buyer agree that if any consent to an assignment of any such Material Contract or material warranty shall not be obtained or if any attempted assignment would in Seller's reasonable opinion be ineffective or would impair any material rights and obligations of Buyer under such Material Contract or material warranty, as applicable, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Material Contract or material warranty, as applicable, shall after the Closing appoint Buyer to be Seller's representative and agent with respect to such Material Contract or material warranty, as applicable, and Seller shall, to the maximum extent permitted by law and such Material Contract or material warranty, as applicable, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Material Contract or material warranty, as applicable. Notwithstanding any of the foregoing, in the event that Seller is unable to obtain a consent from a Power Seller to an assignment of a PPA, such PPA shall be governed by Section II of Schedule 2.4 attached hereto. Seller and
                                       ------------
Buyer shall cooperate and shall each use their reasonable best efforts after the Closing to obtain an assignment of each such Material Contract or material warranty, as applicable, to Buyer.

                                   ARTICLE III
                                   -----------

                                 Purchase Price
                                 --------------

          SECTION 3.1      Purchase Price. Subject to adjustment pursuant to
                           --------------
Sections 3.2 and 3.4, the amount payable by Buyer to Seller for the Auctioned Assets shall be the sum of (a) Two Billion Six Hundred Fifty Million Dollars ($2,650,000,000.00) (the "Purchase Price"), (b) an amount equal to the Final Fuel Related Adjustment Amount, (c) an amount equal to the Final Non-Fuel Related Adjustment Amount, and (d) an amount expended by Seller between the date hereof and the Closing Date for Permitted Capital Expenditures pursuant to
Section 7.1(b)(viii).

         SECTION 3.2       Certain Post-Closing Adjustments.
                           --------------------------------

         (a) Within 60 Business Days after the last day of the month in which Closing occurs, Seller shall prepare and deliver to Buyer a statement (an "Adjustment Statement") which reflects (i) the book cost, as reflected on the
 --------------------
books of Seller as of the Closing Date, of all inventories, materials, spare parts and supplies (excluding any fuel supplies) included in the Auctioned Assets (the "Final Non-Fuel Related Adjustment Amount") and (ii) the book value,
             ----------------------------------------
as determined using Seller's historical weighted average method, of all fuel supplies included in the Auctioned Assets (the "Final Fuel Related Adjustment
                                                -----------------------------
Amount"). The Final Fuel Related Adjustment Amount will be based on the actual
------
fuel inventory on the Closing Date, and the Final Non-Fuel Related Adjustment Amount will be based on an inventory survey conducted within 30 Business Days prior to the Closing Date, in each case, consistent with the inventory procedures of Seller in effect as of the date of this Agreement (the "Inventory
                                                                      ---------
Survey"). Seller will permit an employee, or representative, of Buyer to observe
------
the Inventory Survey. The Adjustment Statement shall be prepared using (i) GAAP and (ii) with respect to the Final Non-Fuel Related Adjustment Amount the same system average price that Seller has historically used to calculate the book cost of its supplies, materials and spare parts inventory. Buyer agrees to cooperate with Seller in connection with the preparation of the Adjustment Statement and related information, and shall provide to Seller such access, books, records and information as may be reasonably requested from time to time.

         (b) Buyer may dispute the quantity delivered or quality of any inventory item shown on the Adjustment Statement, or the mathematical calculations reflected therein, by notifying Seller in writing of the disputed amount, and the basis of such dispute, within 20 Business Days of Buyer's receipt of the Adjustment Statement; provided, however, that in respect of the quality of any inventory item, Buyer may not dispute Seller's normal and customary methods for accounting for excess inventory. Buyer shall have no right to dispute any other matter in respect of the Adjustment Statement, including historical system average price used to calculate the book cost of the inventory and the Final Non-Fuel Related Adjustment Amount or the appropriateness, under GAAP or otherwise, of using such historical system average price to determine the book cost of any particular item of inventory. In the event of a dispute with respect to the quantity or quality of any inventory item shown on the Adjustment Statement, or the mathematical calculations reflected therein, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties. If Buyer and Seller are unable to reach a resolution of such differences within 20 Business Days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute for determination and resolution to KPMG Peat Marwick or any other accounting firm of recognized national standing reasonably acceptable to Seller and Buyer (the "Accountants"), which shall be instructed to determine and report to the
 -----------
Parties, within 20 Business Days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the Parties with respect to the amounts disputed. Buyer and Seller shall each pay an amount, if any, equal to that percentage of the fees and disbursements of the Accountants incurred in connection with the resolution of such disputed amounts that corresponds to the percentage of disputed amounts awarded to the other Party by the Accountants hereunder.

         (c) For purposes of this Agreement, the "Closing Adjustment Amount" shall be the sum of (A) the amount of the Final Non-Fuel Related Adjustment Amount, and (B) the amount of the Final Fuel Related Adjustment Amount minus
                                                                       -----
(ii) the amount of the Estimated Non-Fuel Related Adjustment Amount. If the Closing Adjustment Amount is a positive number, then on the Adjustment Date (as defined below), Buyer shall pay to Seller the amount of such positive number. If the Closing Adjustment Amount is a negative number, then on the Adjustment Date, Seller shall pay to Buyer the amount of such negative number. For purposes of this Agreement, the "Adjustment Date" means (1) if Buyer does not disagree in
                     ---------------
any respect with the Adjustment Statement, the 23rd Business Day following Buyer's receipt of the Adjustment Statement or (2) if Buyer shall disagree in any respect with the Adjustment Statement, the third Business Day following either the resolution of such disagreement by the Parties or a final determination by the Accountants in accordance with Section 3.2(b). Any amount paid under this Section 3.2(c) shall be paid with interest for the period commencing on the Closing Date up to but not including the date of payment, calculated at the prime rate of The Chase Manhattan Bank in effect on the Closing Date, and in cash by wire transfer of immediately available funds.

         SECTION 3.3       Allocation of Purchase Price. Buyer shall deliver to
                           ----------------------------
Seller at Closing a preliminary allocation among the Auctioned Assets of the amount payable by Buyer to Seller pursuant to Section 3.1 hereof, and, as soon as practicable following the Closing (but in any event within 30 days following the final determination of the Closing Adjustment Amount), Buyer shall prepare and deliver to Seller a final allocation of the amount payable by Buyer to Seller pursuant to Section 3.1 hereof, and the post-closing adjustment pursuant to Section 3.2, among the Auctioned Assets (the "Allocation"). The Allocation
                                                 ----------
shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder. Seller hereby agrees to accept Buyer's Allocation unless Seller determines that such Allocation was not prepared in accordance with Section 1060 of the Code and the regulations thereunder ("Applicable Law"). If Seller so
                                             --------------
determines, Seller shall within 20 Business Days thereafter propose any changes necessary to cause the Allocation to be prepared in accordance with Applicable Law. Within 10 Business Days following delivery of such proposed changes, Buyer shall provide Seller with a statement of any objections to such proposed changes, together with a reasonably detailed explanation of the reasons therefor. If Buyer and Seller are unable to resolve any disputed objections within 10 Business Days thereafter, such objections shall be referred to the Accountants, whose review will be limited to whether Buyer's Allocation of such disputed items regarding the Allocation was prepared in accordance with Applicable Law. The Accountants shall be instructed to deliver to Seller and Buyer a written determination of the proper allocation of such disputed items within 20 Business Days. Such determination shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation shall be so adjusted (the Allocation, including the adjustment, if any, to be referred to as the "Final Allocation"). Fees and disbursements of the
                               ----------------
Accountants attributable to the Allocation shall be shared by Buyer and Seller on the basis of their respective percentages of the disputed items which were allocated by the Accountants to the other Party hereunder. Each of Buyer and Seller agrees to timely file Internal Revenue Service Form 8594, and all Federal, state, local and foreign Tax Returns, in accordance with such Final Allocation and to report the transactions contemplated by this Agreement for Federal Income Tax and all other tax purposes in a manner consistent with the Final Allocation. Each of Buyer and Seller agrees to promptly provide the other party with any additional information and reasonable assistance required to complete Form 8594, or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated hereunder. Each of Buyer and Seller shall timely notify the other Party and each shall timely provide the other Party with reasonable assistance in the event of an examination, audit or other proceeding regarding the Final Allocation.

         SECTION 3.4       PPA-Related Purchase Price Adjustments.
                           --------------------------------------

         (a) In the event Closing occurs hereunder with respect to the Auctioned Assets other than the Panda PPA as contemplated by Section 4.1,

             (i) at the Closing, Buyer shall deposit Two Hundred Fifty-Nine Million Eight Hundred Twenty-Seven Thousand Dollars ($259,827,000.00) in immediately available funds in an interest-bearing escrow account pursuant to an escrow agreement mutually satisfactory to the Parties, providing for the release to Seller of the remaining balance of such escrow account after the release, if any, to Buyer pursuant to Section 3.4(a)(ii) (together with all earnings on such remaining balance) upon the earlier to occur of completion of the post-Closing consummation of this Agreement with respect to the Panda PPA (the "Panda Release") or the twelve (12) month period following the Closing (after which the Panda PPA shall no longer be an "Assigned Contract" under Schedule 2.2(a)(iv)) ; and

             (ii) at the time of the Panda Release, subject to Section 3.4(b), the escrow agent shall release to Buyer the funds deposited in the escrow account described in
                          Section 3.4(a)(i) (together with all earnings on the principal released).

         (b) In the event the Closing or the Panda Release occurs after October 31,2000, Buyer shall pay Seller at Closing or at the time of the Panda Release, as applicable, by wire transfer of immediately available funds (or in the case of the Panda Release, the escrow agent shall reduce the amount released to Buyer pursuant to Section 3.4(a)(ii) above by) an amount in United States Dollars equal to One Million Two Hundred Thousand Dollars ($1,200,000.00) per month with respect to the Panda PPA, and Two Million Seven Hundred Thousand Dollars ($2,700,000.00) per month with respect to the OE PPA, as applicable, (the "Adjustment Amounts") for each calendar month (prorated for any portion of a calendar month) occurring between October 31, 2000 and the Closing Date or the time of the Panda Release, as applicable. In the event that the Panda Release does not occur within the twelve (12) month period described in Section 3.4(a)(i), the escrow agent shall release to Seller the entire amount in such escrow account (together with all earnings thereon). The foregoing amounts shall be adjustments to the Purchase Price.

                                   ARTICLE IV
                                   ----------

                                   The Closing
                                   -----------

         SECTION 4.1       Time and Place of Closing.
                           -------------------------

         (a) Upon the terms and subject to the satisfaction of the conditions contained in Article VIII, the closing of the sale of the Auctioned Assets contemplated by this Agreement (the "Closing") will take place on such date as
                                     -------
the Parties may agree, which date shall be as soon as practicable, but no later than ten Business Days, following the date on which all of the conditions set forth in Article VIII have been satisfied or waived, at the Washington, D.C. offices of Dickstein Shapiro Morin & Oshinsky LLP, or at such other place or time as the Parties may agree. Notwithstanding the foregoing, in the event all conditions set forth in Article VIII are satisfied other than the condition set forth in Section 8.3(b), Closing will take place with respect to all of the Auctioned Assets as set forth above, provided, however, the Panda Release shall occur only upon satisfaction or waiver of the condition set forth in Section 8.3(h) (which condition may only be waived by Seller if the MDPSC has either issued an order determining that the

Panda Release does not violate the Panda PPA or dismissed the proceeding listed at Item 1 of Schedule 5.8). The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date".
                                          ------------

         (b) The Parties agree that in the event there is a post-Closing Panda Release, the effect hereunder shall be limited to (i) the Purchase Price adjustments and other payments contemplated by Section 3.4; (ii) delivery by the Parties at the time of the Panda Release of a Novation or other instruments of assignment and assumption in respect of the Panda PPA, or an acknowledgement of the applicability as of the time of the Panda Release of the provisions of
Section II of Schedule 2.4 hereto to the Panda PPA; (iii) exclusion of the Panda
              ------------
PPA from the scope of all representations, warranties and opinions delivered at Closing (which representations, warranties and opinions as to the Panda PPA will be required to be delivered at the time of the Panda Release); and (iv) references in this Agreement and the Ancillary Agreements to the Closing Date relating to the Panda PPA shall be deemed references to the date of the Panda Release.

         SECTION 4.2       Payment of Estimated Purchase Price. (a) At the
                           -----------------------------------
Closing, Buyer will pay or cause to be paid to Seller by wire transfer of immediately available funds to an account previously designated in writing by Seller an amount in United States dollars equal to the sum of (a) Two Billion Six Hundred Fifty Million Dollars ($2,650,000,000.00), (b) an amount equal to the Estimated Non-Fuel Related Adjustment Amount, (c) an amount expended by Seller between the date hereof and the Closing Date for Permitted Capital Expenditures pursuant to Section 7.1(b)(viii) (the "Estimated Purchase Price").
                                                    ------------------------
In addition, at the Closing, Buyer will promptly pay Seller an amount equal to the Closing Severance Expenses, as contemplated by Section 2.3(a)(x) hereof.

         (b) At least 5 Business Days prior to the Closing Date, Seller shall provide to Buyer its good faith estimate of the Final Non-Fuel Related Adjustment Amount as of the last day of the month preceding the Closing Date, which estimate shall be certified in writing by an appropriate officer of Seller (the "Estimated Non-Fuel Related Adjustment Amount"). On or before the Closing
      --------------------------------------------
Date, Seller shall provide to Buyer a report which details the amounts expended by Seller between the date hereof and the Closing Date for Permitted Capital Expenditures pursuant to Section 7.1(b)(viii) (the "Permitted Capital
                                                    -----------------
Expenditure Report").
------------------

                                    ARTICLE V
                                    ---------

                    Representations and Warranties of Seller
                    ----------------------------------------

         Seller represents and warrants to Buyer as follows:

         SECTION 5.1       Organization; Qualification. Seller is a corporation
                           ---------------------------
duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and the District of Columbia and has all requisite corporate power and authority to own, lease and operate the Auctioned Assets and to carry on the business of the Auctioned Assets as currently conducted.


         SECTION 5.2       Authority Relative to This Agreement. Seller has all
                           ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Seller and, assuming that this Agreement and the Ancillary Agreements constitute valid and binding agreements of Buyer and each other party thereto, subject to the receipt of the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

         SECTION 5.3       Consents and Approvals; No Violation.
                           ------------------------------------

         (a) Subject to obtaining the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby or the sale by Seller of the Auctioned Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Seller, (ii) except as set forth on Schedule 5.3(a), result in a default (or
                                    ---------------
give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller, or any of the Auctioned Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or the Auctioned Assets, except for such violations which would not, individually or in the aggregate, create a Material Adverse Effect.

         (b) Except for (i) the filings by Seller and Buyer required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the Required Regulatory Approvals set forth on Schedule 5.3(b)
                                                                 ---------------
attached hereto (collectively, the "Seller Required Regulatory Approvals"), no
                                    ------------------------------------
declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Seller of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals (A) which, if not obtained or made, would not individually or in the aggregate, create a Material Adverse Effect or (B) which relate to the Transferable Permits.

         SECTION 5.4       Personal Property. Except for Permitted Exceptions,
                           -----------------
Seller has good and marketable title, free and clear of all Encumbrances, to all personal property included in the Auctioned Assets.

         SECTION 5.5       Real Estate. Except for Permitted Exceptions, Seller
                           -----------
has good and marketable title, free and clear of all Encumbrances, to all Buyer Real Estate Schedule 53(a) contains legal descriptions of the Buyer Real Estate.
            --------------
The most recent real property surveys in the possession of Seller with respect to the Buyer Real Estate or any portion thereof are listed on Schedule 5.5(b).
                                                              ---------------

         SECTION 5.6       Leases. As of the date of this Agreement, Seller is
                           ------
not a tenant under any real property leases which are material to the Auctioned Assets.

         SECTION 5.7       Certain Contracts and Arrangements. (a) Except for
                           ----------------------------------
(i) any contract or agreement listed on Schedule 2.2(a)(iv) (the "Material
                                        -------------------       --------
Contracts") and (ii) Contracts which will expire prior to the Closing Date or
---------
that are permitted to be entered into under this Agreement, Seller is not a party to any contract which is material to the business or operations of the Auctioned Assets.

         (b) Each Contract (1) constitutes a valid and binding obligation of Seller, and, to the Knowledge of Seller, of the other parties thereto, and (ii) to the Knowledge of Seller, is in full force and effect.

         (c) Except as set forth on Schedule 5.7 attached hereto, to the
                                    ------------
Knowledge of the Seller, there is not, under any of the Contracts, any default or event which, with notice or lapse of time or both, would constitute a material default by Seller, except for such events of default and other events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect.

         SECTION 5.8       Legal Proceedings. Except as set forth on Schedule
                           -----------------                         --------
5.8 or in the Filed Seller SEC Documents, as of the date of this Agreement,
---
there are no claims, actions, proceedings or investigations pending or, to the Knowledge of

Seller, threatened against or relating to Seller with respect to the business or operations of the Auctioned Assets, before any Governmental Authority which would, individually or in the aggregate, be reasonably expected to create a Material Adverse Effect. With respect to the business or operations of the Auctioned Assets, Seller is not, as of the date of this Agreement, subject to any outstanding judgment, rule, order, writ, injunction or decree of any Governmental Authority which could create a Material Adverse Effect. The representations and warranties of Seller set forth in this Section 5.8 shall not apply to, and do not cover, any environmental matters which, with respect to any representations and warranties of Seller, are exclusively governed by Section 5.10.

         SECTION 5.9       Permits; Compliance with Law. Except as set forth on
                           ----------------------------
Schedule 5.9 or in the Filed Seller SEC Documents, Seller is in current
------------
compliance with all Permits necessary to conduct the business and operations of the Auctioned Assets as currently conducted, and, to the Knowledge of Seller, Seller is otherwise in current compliance with all laws, statutes, orders, rules, regulations, ordinances or judgments of any Governmental Authority applicable to the business and operations of the Auctioned Assets, except for such failures to comply with such Permits, or such failures to be in compliance with such laws, statutes, orders, rules, regulations, ordinances or judgments, which would not, individually or in the aggregate, create a Material Adverse Effect. The representations and warranties of Seller set forth in this Section
5.9 shall not apply to, and do not cover, any environmental matters which, with respect to any representations and warranties of Seller, are exclusively governed by Section 5.10.

         SECTION 5.10      Environmental Matters.
                           ---------------------

         (a) Except as set forth in Schedule 5.10(a) or disclosed in the Filed
                                    ----------------
Seller SEC Documents, Seller holds, and is in compliance with all Environmental Permits required for Seller to conduct the business and operations of the Auctioned Assets as currently conducted under applicable Environmental Laws, and, to the Knowledge of Seller, Seller is otherwise in current compliance with all applicable Environmental Laws on the date hereof with respect to the business and operations of the Auctioned Assets, except for such failures to hold or comply with such Environmental Permits, or such failures to be in compliance with such applicable Environmental Laws on the date hereof, which would not, individually or in the aggregate, create a Material Adverse Effect.

         (b) Except as set forth in Schedule 5.10(b) or disclosed in the Filed
                                    ----------------
Seller SEC Documents, Seller has not received any written notice of a violation of any Environmental Law, or been notified that it is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law with respect to any real property included in the

Buyer Real Estate or any Off-Site location, except for such matters under such Environmental Laws as would not, individually or in the aggregate, create a Material Adverse Effect.

         (c) To the Knowledge of Seller, no Release of Hazardous Substances has occurred at, from, in, on, or under the real property included in the Buyer Real Estate that has given, or could give rise to Environmental Liabilities under Environmental Laws, except for such Environmental Liabilities which (i) are disclosed in the environmental reports set forth on Schedule 5.10(c) attached
                                                    ----------------
hereto, or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

For purposes of the representations and warranties made in this Article V, the Seller specifically disclaims any representations and warranties with respect to standards of performance for new stationary sources promulgated under Section 111 of the Federal Clean Air Act, 42 U.S.C. ss. 7411. The representations and warranties made in this Section 5.10 are the exclusive representations and warranties of the Seller relating to environmental matters as of the date hereof.

         SECTION 5.11      Labor Matters. Seller has previously made available
                           -------------
to Buyer copies of all collective bargaining agreements to which Seller is a party or is subject and which relate to the business or operations of the Auctioned Assets. With respect to the business and operations of the Auctioned Assets, as of the date of this Agreement, (a) Seller is in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment and wages and hours, (b) Seller has not received written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board, (c) there is no labor strike, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or affecting Seller, (d) Seller has not received notice that any representation petition respecting the employees of Seller has been filed with the National Labor Relations Board, (e) no arbitration proceeding arising out of or under collective bargaining agreements is pending against Seller and (f) Seller has not experienced any primary work stoppage since December 31, 1998, except, in the case of each of the foregoing clauses, for such matters as would not, individually or in the aggregate, create a Material Adverse Effect.

         SECTION 5.12      Erisa Benefit Plans. Schedule 5.12 sets forth a list
                           -------------------- -------------
of all material deferred compensation, profit-sharing, retirement and pension plans and all material bonus and other material employee benefit or fringe benefit plans maintained, or with respect to which contributions have been made, by Seller with respect to current or former employees employed in connection with the power generation operations of the Generating Facilities (collectively, "Benefit Plans").
 -------------

Seller and each trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with Seller under Section 414(b), (c), (m) or (o) of the Code (an "Erisa Affiliate") have fulfilled their respective obligations under the
     ---------------
minimum funding requirements of Section 302 of ERISA, and Section 412 of the Code, with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and each such plan is in compliance in all respects with the presently applicable provisions of ERISA and the Code, except for such failures to fulfill such obligations or comply with such provisions which would not, individually or in the aggregate, create a Material Adverse Effect. Neither Seller nor any ERISA Affiliate has incurred any liability under Section 4062(b) of ERISA, or any withdrawal liability under
Section 4201 of ERISA, to the Pension Benefit Guaranty Corporation in connection with any Benefit Plan which is subject to Title IV of ERISA which liability remains outstanding, and there has not been any reportable event (as defined in Section 4043 of ERISA) with respect to any such Benefit Plan (other than a reportable event with respect to which the 30-day notice requirement has been waived by the PBGC). Neither Seller nor any ERISA Affiliate or parent corporation, within the meaning of Section 4069(b) or Section 4212(c) of ERISA, has engaged in any transaction, within the meaning of Section 4069(b) or Section 4212(c) of ERISA. No Benefit Plan and no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate has contributed is a multiemployer plan.

         SECTION 5.13      Taxes. With respect to the Auctioned Assets and
                           -----
trades or businesses associated with the Auctioned Assets, (a) all Tax Returns required to be filed have been filed and (b) all Taxes shown to be due on such Tax Returns, and all Taxes otherwise owed, have been paid in full, except to the extent that any failure to file or any failure to pay any Taxes would not, individually or in the aggregate, create a Material Adverse Effect. No written notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of Seller in respect of the Auctioned Assets which has not been fully paid or finally settled or which is not being contested in good faith through appropriate proceedings, except for any such notices regarding Taxes which would not, individually or in the aggregate, create a Material Adverse Effect. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Auctioned Assets for any period, except for any such agreements or waivers which would not, individually or in the aggregate, create a Material Adverse Effect.

         SECTION 5.14      Undisclosed Liabilities. With respect to the
                           -----------------------
Auctioned Assets, there are no liabilities or obligations of any nature or kind (absolute, accrued, contingent or otherwise) that would have been required to be set forth on a balance sheet in respect of the Auctioned Assets or in the notes thereto prepared in accordance with GAAP, as applied by Seller in connection with its December 31, 1999 balance sheet, except for any such liabilities or obligations which (a) are disclosed in or contemplated or permitted by this Agreement or the Ancillary Agreements (including the Assumed Obligations), (b) are disclosed in the Information Memorandum, (c) are disclosed in the Filed Seller SEC Documents, (d) have been incurred in the ordinary course of business, or (e) which would not, individually or in the aggregate, create a Material Adverse Effect.

         SECTION 5.15      Brokers. No broker, finder or other person is
                           -------
entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by Seller, except Navigant Consulting, Inc. and Merrill Lynch & Co., which are acting for and at the expense of Seller.

         SECTION 5.16      Insurance. Seller carries policies of insurance
                           ---------
covering fire, workers' compensation, property all-risk, comprehensive bodily injury, property damage liability, automobile liability, product liability, completed operations, explosion, collapse, contractual liability, personal injury liability and other forms of insurance relating to the Auctioned Assets, or otherwise self-insures in accordance with all statutory and regulatory criteria against any such liabilities, which insurance is in such amounts, has such deductibles and retentions and is underwritten by such companies as would be obtained by a reasonably prudent electric power business.

         SECTION 5.17      Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND
                           -----------
WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, THE AUCTIONED ASSETS ARE BEING SOLD AND TRANSFERRED "AS IS, WHERE IS", AND SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH AUCTIONED ASSETS (INCLUDING ANY RELATING TO LIABILITIES, OPERATIONS OF THE GENERATING FACILITIES, CONDITION, VALUE OR QUALITY OF THE AUCTIONED ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS OR OTHER INCIDENTS OF THE AUCTIONED ASSETS) OR WITH RESPECT TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE AUCTIONED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED

TO ANY ENVIRONMENTAL LAWS, OR WHETHER SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE AUCTIONED ASSETS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 5.10 HEREOF, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE AUCTIONED ASSETS, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BUYER WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE INFORMATION SET FORTH IN, OR CONTEMPLATED BY, THE INFORMATION MEMORANDUM.

                                   ARTICLE VI
                                   ----------

                     Representations and Warranties of Buyer
                     ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         SECTION 6.1       Organization. Buyer is a corporation duly
                           ------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         SECTION 6.2       Authority Relative to This Agreement. Buyer has all
                           ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and such Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or such Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement and such Ancillary Agreements have been duly and validly executed and delivered by Buyer and, assuming that this Agreement and the Ancillary Agreements constitute valid and binding agreements of Seller and each other party thereto, subject to the receipt of the Buyer Required Regulatory Approvals and the Seller Required Regulatory Approvals, this Agreement and the Ancillary Agreements constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

         SECTION 6.3       Consents and Approvals; No Violation.
                           ------------------------------------

         (a) Subject to obtaining the Buyer Required Regulatory Approvals and the Seller Required Regulatory Approvals, neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is party by Buyer nor the consummation of the transactions contemplated hereby or thereby or the purchase by Buyer of the Auctioned Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the [Organizational Documents] of Buyer, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any oft heir respective assets may be bound or (iii) violate any order, writ, injunction, decree, stature, rule or regulation applicable to Buyer, or any of its assets, except, in the case of clause (ii) and (iii), for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

         (b) Except for (i) the filings by Buyer and Seller required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the Required Regulatory Approvals set forth on Schedule 6.3(b)
                                                                 ---------------
attached hereto (collectively, the "Buyer Required Regulatory Approvals"), no
                                    -----------------------------------
declaration, fling or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which relate to the Transferable Permits.

         SECTION 6.4       Availability of Funds. Buyer has sufficient funds
                           ---------------------
available to it or has received binding written commitments (copies of which have heretofore been delivered to Seller) from one or more nationally recognized financial institutions to provide sufficient funds on the Closing Date to pay the Estimated Purchase Price.

         SECTION 6.5       Brokers. No broker, finder or other person is
                           -------
entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by Buyer, except Credit Suisse First Boston Corporation, which is acting for and at the expense of Buyer.

         SECTION 6.6       No Knowledge of Seller's Breach. Buyer has no
                           -------------------------------
Knowledge of any breach by Seller of any representation or warranty of Seller, or of any other condition or circumstance that would excuse Buyer from in timely performance of its obligations hereunder. Buyer shall notify promptly Seller, with respect to Seller's representations and warranties or such other conditions or circumstances, if any such information comes to Buyer's attention prior to the Closing.

         SECTION 6.7       Qualified Buyer. Buyer is qualified to obtain any
                           ---------------
Permits and Environmental Permits necessary for Buyer to own and operate the Auctioned Assets as of the Closing Date. Without limiting the foregoing, Buyer is not aware of any reason or circumstances that would prevent Buyer from procurring the Buyer Required Regulatory Approvals.

         SECTION 6.8       Warn Act. Buyer does not intent to engage in a "Plant
                           --------
Closing" or "Mass Lay-off" as such terms are defined in the WARN Act within sixty days of the Closing Date.

         SECTION 6.9       Financial Representations. Buyer has provided Seller
                           -------------------------
with the most recent balance sheet, income statement and statement of changes in cash flows and independent auditors reports for each of the preceding three fiscal years and most recent interim period. Such financial statements have been prepared in accordance with GAAP and fairly reflect the financial position and results of operations of Buyer as at and for the periods therein.

         SECTION 6.10      Legal Proceedings. There are no claims, actions,
                           -----------------
proceedings or investigations pending or, to the Knowledge of Buyer threatened against or relating to Buyer before any Governmental Authority which would, individually or in the aggregate, be reasonably expected to create a Buyer Material Adverse Effect. Buyer is not subject to any outstanding judgment, rule, order, writ, injunction or decree of any Governmental Authority which could create a Buyer Material Adverse Effect.

                                   ARTICLE VII
                                   -----------

                            Covenants of the Parties
                            ------------------------

         SECTION 7.1       Conduct of Business Relating to the Auctioned Assets.
                           ----------------------------------------------------

         (a) Except with the prior written consent of Buyer (such consent not to be unreasonably withheld) or as required to effect the purchase and sale of the Auctioned Assets and related transactions contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will operate the Auctioned Assets in the usual, regular and ordinary course and in accordance with Good Utility Practices, and continue to pay accounts payable which relate to the Auctioned Assets in a timely manner, consistent with past practice.

         (b) Notwithstanding the foregoing, except as contemplated in this Agreement or the Ancillary Agreements, prior to the Closing Date, without the prior written consent of Buyer (such consent not to be unreasonably withheld), Seller will not:

             (i) except for Permitted Exceptions, grant any Encumbrance on the Auctioned Assets securing any indebtedness for borrowed money or guarantee or other liability for the obligations of any Person;

             (ii) make any material change in the levels of fuel inventory and supplies, materials and spare parts inventory customarily maintained by Seller with respect to the Auctioned Assets, other than consistent with past practice;

             (iii) sell, lease (as lessor), transfer or otherwise dispose of, any of the Auctioned Assets, other than assets that become obsolete or assets used, consumed or replaced in the ordinary course of business consistent with past practice;

             (iv) except as contemplated by Sections 7.9 and 7.17 with respect to the Unassigned PPAs, terminate, materially extend or otherwise materially amend any of the Material Contracts (other than in accordance with their respective terms) or waive any default, by, or release, settle or compromise any material claim against, any other party thereto;

             (v) amend any of the Transferable Permits, other than (A) Transferable Permits not material to the operations of the Auctioned Assets as currently conducted, (B) as reasonably necessary to complete the transfer of Transferable Permits as contemplated hereby, and (C) routine renewals or non-material modifications or amendments;

             (vi) enter into any Contract for the purchase, sale or storage of fuel (other than in the ordinary course of business) with respect to the Auctioned Assets (whether commodity or transportation) with a term in excess of 12 months and not terminable on or before the Closing Date either (A) automatically, or (B) by option of Seller (or, after the

                          Closing, by Buyer) it its sole discretion, if the aggregate payments under such commitment for fuel and all other outstanding commitments for fuel (not previously approved by Buyer) would exceed $5,000,000;

             (vii) except in the case of capital expenditures covered by clause (viii) below, enter into any Contract with respect to the Auctioned Assets for goods or services not addressed in clauses (i) through (vi) with a term in excess of 12 months, if the aggregate future liability or receivable outstanding on the date for measurement for the purpose of this covenant for all such Contracts would be in excess of $1,000,000, not including any such Contract terminable by notice of not more than 30 days without penalty or cost (other than de minimis administrative costs); provided,
                               -- -------                        --------
                          however, that notwithstanding any other provision of
                          -------
                          this Agreement to the contrary, Seller may enter into any Contract reasonably necessary to effect the physical, legal or operational separation of the sites on which the Auctioned Assets are located or to otherwise implement the change of ownership contemplated hereby, or subdivision, of such sites or implement the provisions of the Ancillary Agreements;

             (viii) make, or commit to make, any capital expenditures except (A) those capital expenditures described on
                          Schedule 7.1(b)(viii), (B) those capital expenditures
                          ---------------------
                          which do not exceed in the aggregate $2,000,000 (in addition to those under capital expenditures permitted under this subsection (viii)), (C) those capital expenditures which are approved by Buyer, or (D) those capital expenditures which are mandated by a law or regulation of a Governmental Authority; provided, however, that, in the case of clause (D), Seller will not make any such mandated capital expenditures (unless the failure by Seller to make such capital expenditures [illegible] Auctioned Assets) if (y) such mandated capital expenditures are not required to be made by Seller prior to the Closing Date, and (z) the Buyer assumes responsibility, at its sole cost, to make such mandated capital expenditures after the Closing (any capital expenditures described above are the "Permitted Capital Expenditures");
                               ------------------------------

             (ix) enter into any Contract with Affiliates of Seller the term of which arc not indicative of arms-length negotiations;

             (x) (A) amend any Benefit Plans, or (B) grant any Employee an increase in compensation, except in the ordinary course of business consistent with past practice;

             (xi)         make any tax election with respect to the Auctioned
                          Assets; or

             (xii) enter into any Contract with respect to the Auctioned Assets relating to any of the transactions set forth in the foregoing clauses (i) through (xi).

         (c) Without limiting the generality of Sections 7.1(a) and (b), to the extent Section 7.1(a) or (b) prohibits Seller from entering into any Contract for goods and services in connection with maintenance or capital expenditures, Buyer agrees that Seller may request Buyer's consent to enter into such Contract, such consent not to be unreasonably withheld, and to the extent Buyer so consents, all liabilities and obligations under such Contract shall constitute Assumed Obligations and Buyer shall otherwise reimburse Seller for all its expenditures thereunder.

         (d) Notwithstanding anything in this Section 7.1 to the contrary, Seller may take any action, incur any expense or enter into any obligation with respect to the Auctioned Assets to the extent that (i) all obligations and liabilities arising with respect thereto do not continue Assumed Obligations,
(ii) such actions are at Seller's expense and are deemed by Seller to be necessary, or (iii) Seller otherwise provides that such obligations and liabilities shall not be assumed or retained by Buyer.

         SECTION 7.2       Access to Information
                           ---------------------

         (a) Between the date of this Agreement and the Closing Date, Seller will, subject to the Confidentiality Agreement, during ordinary business hours and upon reasonable notice (i) give Buyer and its representatives reasonable access to all books, records, personnel, plants, offices and other facilities and properties constituting the Auctioned Assets, including for the purpose of observing the operation by Seller of the Auctioned Assets, (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (iii) furnish Buyer with such financial and operating data and other information with respect to the Auctioned Assets as Buyer may from time to time reasonably request, (iv) furnish

Buyer upon request a copy of each material report, schedule or other document with respect to the Auctioned Assets filed by Seller with, or received by Seller from, any PSC or FERC; provided, however, that (A) any such activities shall be
                       --------  -------
conducted in such a manner as not to interfere unreasonably with the operation of the Auctioned Assets, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) Seller need not supply Buyer with (1) any information or access which Seller is under a legal obligation not to supply or (2) any information which Seller has previously supplied to Buyer. Notwithstanding anything is this Section 7.2 to the contrary, (i) Seller will not be required to provide such information or access to any employee records other than Transferred Employee Records, (ii) Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on, around or underneath the Auctioned Assets and (iii) Seller shall not be required to provide such access or information with respect to any Retained Asset or Retained Liabilities.

         (b) From and after the Closing Date, for a period of no less than 7 years, Buyer shall retain all Operating Records (whether in electronic form or otherwise) relating to the Auctioned Assets on or prior to the Closing Date. Buyer also agrees that, from and after the Closing Date, Seller shall have the right, upon reasonable request to Buyer, to have access to, or receive from Buyer copies of, any Operating Records or other information in Buyer's possession relating to the Auctioned Assets on or prior to the Closing Date and required by Seller in order to comply with applicable law. Seller shall reimburse Buyer for its reasonable costs and expenses incurred in connection with the foregoing sentence. If the Buyer shall desire to dispose of any Operating Records or other information contemplated above, Buyer shall, prior to such disposition, give Seller a reasonable opportunity to segregate and remove such records and information as it may select.

         SECTION 7.3       Consents and Approvals; Transferable Permits.
                           --------------------------------------------

         (a) Seller and Buyer shall cooperate with each other and (i) prepare and file (or otherwise effect) as soon as practicable all applications, notices, petitions and filings with respect to and (ii) use their reasonable best efforts to obtain (A) the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals and (B) any other consents, approvals or authorizations of any other Governmental Authorities or third parties that are necessary to consummate the transactions contemplated by this Agreement or the Ancillary Agreements other than such consents, approvals, or authorizations which, if not obtained or made, would not individually or in the aggregate, create a Material Adverse Effect. Without limiting the generality of the foregoing, (1) each Party agrees to, upon the other party's request, support other Party's applications for regulatory approvals of the purchase and sale of the Auctioned Assets contemplated by this Agreement, and (2) Buyer and Seller agree to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed.

         (b) Upon execution of this Agreement, Seller shall commence the process of transferring to Buyer the Transferable Permits, including completing and filing applications and related documents with the appropriate Governmental Authorities. Seller hereby reserves the right to modify, alter or amend any Transferable Permit or to refuse to correct violations or deficiencies in respect of any Transferable Permit as long as such modification, alteration, amendment or refusal would not, individually or in the aggregate, create a Material Adverse Effect.

         (c) Seller shall use its reasonable best efforts to cooperate with Buyer in the transfer of Transferable Permits to Buyer by Closing. If in the sold discretion of Seller, the transfer of any Transferable Permit cannot be completed by Closing, Buyer is hereby authorized, but not required, to act as Seller's representative and agent in respect of such Transferable Permit and to do all things necessary for effecting transfer of such Transferable Permit as soon after the Closing as is practicable, with Seller remaining the Transferable Permit "holder of record" in such case until such transfer is completed. In the case of each such Transferable Permit, Seller shall, to the maximum extent permitted by law and such Transferable Permit, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Transferable Permit. If in the sole discretion of Seller, Buyer is able to complete the transfer of the Transferable Permit after Closing without the occurrence of any event that, if such event had occurred between the execution of this Agreement and the Closing, would have created, individually or in the aggregate, a Material Adverse Effect, Seller may substitute Buyer in its place and stead as the Party responsible for completing the transfer of such Transferable Permit.

         SECTION 7.4       Further Assurances. Subject to the terms and
                           ------------------
conditions of this Agreement, each of the Parties will use its reasonable best efforts to take, or cause to be taken, as soon as possible, all action, and to do, or cause to be done, as soon as possible, all things necessary, proper or advisable under applicable laws and regulations to consummate the sale of the Auctioned Assets pursuant to this Agreement as soon as possible, including using its reasonable best efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder. Prior to Buyer's submission of any applications with a Governmental Authority for a regulatory approval, Buyer shall submit such application to Seller for review and comment and Buyer shall incorporate into such application any revisions reasonably requested by Seller. Neither of the Parties will, without prior written consent of the other Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as possible, of the transactions contemplated by this Agreement or the Ancillary Agreements.

         SECTION 7.5       Public Statements. The Parties shall consult with
                           -----------------
each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, and shall not issue any such public announcement, statement or other disclosure prior to such consultation, except as may be required by law.

         SECTION 7.6       Tax Matters.
                           -----------

         (a) All transfer and sales taxes (including (i) sales tax on the sale or purchase of the Auctioned Assets imposed by Governmental Authorities, (ii) transfer tax on the conveyance of interest in real property imposed by Governmental Authorities, (iii) any petroleum business taxes and similar excise taxes on sales of petroleum based products imposed by Governmental Authorities) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer. Buyer shall prepare and file in a timely manner any and all Tax Returns or documentation relating to such taxes; provided,
                                                                 --------
however, that, to the extent required by applicable law, Seller will join in the
-------
execution of any such Tax Returns or other documentation relating to any such taxes. Buyer shall provide to Seller copies of each Tax Return described in the proviso in the preceding sentence at least 30 days prior to the date such Tax Return is required to be filed.

         (b) At Seller's election, but not less than 10 Business Days' notice to Buyer, the transfer of some or all of the Auctioned Assets and the receipt of the amount payable by Buyer to Seller pursuant to Section 3.1 hereof shall be made through a qualified intermediary in a manner satisfying the requirements of Treasury Regulation Section 1.1031(k)-l(g); provided, however, that Seller shall pay and be responsible for any incremental costs associated with such use of a qualified intermediary.

         SECTION 7.7       Bulk Sales or Transfer Laws. Buyer acknowledges that
                           ---------------------------
Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         SECTION 7.8       Witness Services. At all time from and after the
                           ----------------
Closing Date, each Party shall use reasonable best efforts to make available to the other

Party, upon reasonable written request, its and its subsidiaries' then current or former officers, directors, employees (including former employees of Seller) and agents as witnesses to the extent that (i) such persons may reasonably be required by such requesting Party in connection with any claim, action, proceeding or investigation in which such requesting Party may be involved and
(ii) there is no conflict between Buyer and Seller in such claim, action, proceeding or investigation. Such other Party shall be entitled to receive from such requesting Party, upon the presentation of invoices for such witness services, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees who are witness, as may be reasonably incurred in providing such witness services.

         SECTION 7.9       Control of Litigation. The Buyer and Seller agree and
                           ---------------------
acknowledge that Seller shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or remediation activity arising out of or related to any Unassigned PPAs, Retained Assets or Retained Liabilities, and Buyer agrees to cooperate fully in connection therewith. Without Buyer's prior written consent, Seller shall not settle any litigation, administrative or regulatory proceeding relating to the Unassigned PPA that would result in a material effect on the rights of Buyer hereunder. Buyer and Seller agree and acknowledge that Buyer shall be entitled to participate at its expense and assume control of any litigation, administrative or regulatory proceeding, exclusively arising out of or related to any Assumed Obligations, and Seller agrees to cooperate fully in connection therewith. Anything contained in this Agreement to the contrary notwithstanding, no Party shall be entitled to assume the defense of any litigation, administrative or regulatory proceeding or investigation if such litigation, administrative or regulatory proceeding or investigation seeks an order, injunction or other equitable relief for other than monetary damages against the other Party which, if successful, would materially adversely affect the business of such other Party.

         SECTION 7.10      Confidentiality. Buyer hereby agrees to comply with
                           ---------------
its obligations to keep confidential certain information in accordance with the terms set forth in the Confidentiality Agreement.

         SECTION 7.11      Risk of Loss.
                           ------------

         (a) Except as otherwise provided for in this Section 7.11, from the date hereof through the Closing Date, all risk of loss or damage to the assets and properties included in the Auctioned Assets shall be borne by Seller (other than loss or damage caused by the acts or negligence of Buyer or any of its employees, officers, agents or representatives, which loss or damage shall be the responsibility of Buyer).

         (b) If, before the Closing Date, all or any portion of the Auctioned Assets are (1) taken by eminent domain or are the subject of a pending or (to the Knowledge of the Seller) contemplated taking which has not been consummated, or (2) damaged or destroyed by fire or other casualty, Seller shall notify Buyer promptly in writing of such fact. If the fair market value of the Auctioned Assets that are the subject of, or are adversely affected by, such taking or loss is one percent (1%) or less of the fair market value of the Auctioned Assets (as estimated in good faith by Seller), Buyer and Seller agree that such taking or loss shall not have any effect on (or otherwise impede in any manner) the transaction contemplated hereby, and Buyer shall be entitled to an assignment of all of Seller's right, title and interest in and to any related award or insurance proceeds. If (1) the fair market value of the Auctioned Assets that are the subject of, are adversely affected by such taking or loss is in excess of one percent (1%) of the fair market value of the Auctioned Assets (as estimated in good faith by Seller in accordance with the preceding sentence) and (2) Seller has not notified Buyer of its intention to cure such taking or loss within 30 days after is occurrence, Buyer and Seller shall negotiate in good faith a fair and equitable adjustment to the Purchase Price and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within 60 days after Seller has notified Buyer of such taking or casualty, Buyer or Seller may terminate this Agreement pursuant to Section 11.1.

         SECTION 7.12      Tax Exempt Financing.
                           --------------------

         (a) Buyer understands and agrees that:

             (i)          those certain facilities of the Seller listed on
                          Schedule 7.12 attached hereto (the "Exempt
                          -------------                       ------
                          Facilities") have been financed, and refinanced, in
                          ----------
                          whole or in part, with the proceeds of the issuance and sale by various Governmental Authorities of industrial development revenue bonds or private activity bonds as set forth on Schedule 7.12 attached
                                                         -------------
                          hereto (collectively, the "Revenue Bonds") the
                                                     -------------
                          interest on which, with certain exceptions, is excluded from gross income for purposes of federal income taxation; and Seller is the economic obligor in respect of such bonds;

             (ii) The basis for such exclusion is the use of the Exempt Facilities for the purpose of (A) the abatement or control of atmospheric or water pollution or contamination and/or (B) the collection, storage, treatment, utilization, processing or final disposal of solid waste and/or (C) the collection, storage, treatment, utilization, processing or final disposal of sewage, such qualifying purposes being discussed in more detail in (b) below;

             (iii) The use of the Exempt Facilities for a purpose other than a qualifying purpose indicated in subsection (ii) above could impair (A) such exclusion from gross income of the interest on such bonds, possibly with retroactive effect, unless appropriate remedial action were taken (which could include prompt defeasance or redemption of such bonds) and/or (B) the deductibility of payment by Seller of interest on the restrictions in Section 150 (b) of the Code; and

             (iv)         Any breach by Buyer of its obligations under this
                          Section 7.12 could result in the incurrence by Seller of additional costs and expenses, including without limitation, increased interest costs, loss of the interest deduction for tax purposes and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Revenue Bonds, and Buyer will be liable to Seller for such additional costs and expenses.

         (b) i) Buyer agrees that it shall not use, or permit the use of, the Exempt Facilities for any purpose other than the continuing use of such Exempt Facilities for

                                       (A) abating or controlling atmospheric or
                          water pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, waste or heat, all as contemplated in U.S. Treasury Regulations Section 1.103-8(g);

                                       (B) the collection, storage, treatment,
                          utilization, processing or final disposal of solid waste, all as contemplated in U.S. Treasury Regulations Section 1.103-8(f); or

                                       (C) the collection, storage, treatment,
                          utilization, processing or final disposal of sewage, all as contemplated in U.S. Treasury Regulations
                          Section 1.103-8(f)
unless Buyer has obtained at its expense an opinion addressed to Seller of nationally recognized bond counsel reasonably acceptable to Seller ("Bond
                                                                     ----
Counsel") that such use will not impair (x) the exclusion from gross income of
-------
the interest on any issue of Revenue Bonds for Federal income tax purposes or
(y) the deductibility of Seller's payments of interest based on the restrictions in Section 150(b) of the Code.

         (ii) Buyer reasonably expects, as of the date of this Agreement, that the Exempt Facilities will continue to be used for the qualifying purposes set forth in subsection (i) above, and for no other purpose, for the remainder of their useful lives.

         (c) It is expressly understood and agreed that the provisions of clause
(b) above shall not prohibit Buyer from (i) suspending the operation of the Exempt Facilities on a temporary basis, and/or (ii) selling exclusively for cash Exempt Facilities consisting of personal property, in whole or in part, including any sale for scrap, provided that the operation of the Generating Plant served by such Exempt Facilities shall not therefore have been, and is not then being, terminated on a permanent basis, and provided further that the proceeds of such sale of the Exempt Facilities shall within six months from the date of sale be expended to acquire replacement property to be used for the same qualifying purpose as the Exempt Facilities so sold, and/or (iii) and other suspension or termination of operation or sale, exchange, transfer or other disposition of Exempt Facilities, provided that Buyer has obtained at its own expense an opinion addressed to Seller of Bond Counsel that the failure to take this action will not impair (x) the exclusion from gross income of the interest on any issue of Revenue Bonds for Federal income tax purposes or (y) the deductibility of Seller's payments of interest based on the restrictions in
Section 150(b) of the Code.

         (d) Buyer agrees that it shall not issue, or have issued on its behalf, any tax-exempt bonds to finance or refinance its acquisition of the Exempt Facilities; provided that it is expressly understood and agreed that this clause
(d) shall not prohibit the use of tax-exempt bonds to finance or refinance any improvements to the Exempt Facilities made after the date of acquisition or to any assets other than the Exempt Facilities.

         (e) Buyer agrees that it shall give Seller at least 180 days' prior written notice of any suspension or termination of the operation of the Exempt Facilities, or any part thereof, and of any sale, exchange, transfer or other disposition of the Exempt Facilities, or any part thereof, including, but not limited to, a sale for scrap, such written notice to be provided whether or not an opinion of Bond Counsel is required to be obtained in accordance with clause
(c).

         (f) If Seller shall desire to refund any Revenue Bonds, Buyer shall cooperate with Seller and with Bond Counsel with respect to such refunding bonds and shall provide upon request any representations, agreements or covenants that are reasonably requested concerning its compliance to such date and/or in the future with the representations, agreements and covenants made herein.

         (g) If Buyer shall sell, exchange, transfer or otherwise dispose of the Exempt Facilities to a third party, Buyer shall cause to be included in the documentation relating to such transaction covenants and agreements on the part of such third party for the benefit of the Seller, and as requested by the Seller, the trustee for the holders of any Revenue Bonds substantially identical to those on the part of Buyer contained in this Section 7.12.

         (h) The covenants and agreements on the part of Buyer contained in this
Section 7.12 shall continue in effect so long as any of the Revenue Bonds, including any refunding bonds issued hereafter to refund any Revenue Bonds, shall remain outstanding. Seller shall notify Buyer promptly when there shall be no Revenue Bonds outstanding and, at the request of the Seller, the Buyer shall execute further documentation to provide that such covenants and agreements are also for the benefit of the trustee for the holders of any Revenue Bonds.

         (i) Notwithstanding any provision in this Agreement to the contrary, from and after the Closing Date, Seller agrees that it will remain primarily liable for, and promptly pay when due, all obligations to pay principal and interest under the Loan Agreements.

         SECTION 7.13      Compliance with Governmental Agreements. From and
                           ---------------------------------------
after the Closing Date, Buyer agrees that it will abide by, and comply with, all existing permit conditions, provisions in the Certificates of Public Convenience and Necessity issued to the Seller by any PSC, and any other agreements or arrangements between the Seller and the District of Columbia or the State of Maryland (or any political subdivision thereof), including provisions or agreements relating to environmental compliance and mitigation.

         SECTION 7.14      PJM; MAAC. From and after the Closing Date, Buyer
                           ---------
shall maintain membership in good standing in PJM and MAAC, and shall submit to the governance of the independent system operator established and administered under the PJM Agreement.

         SECTION 7.15      Trade Names. Seller shall not object to the use by
                           -----------
Buyer of any trade names, trademarks, service marks or logos (and any rights to and in the same, including any right to use the same) which are not Retained Assets in connection with its ownership and operation of the Generating Facilities. In addition, Buyer hereby acknowledges the right of Seller to use such trade names, trademarks, service marks or logos in connection with Seller's ownership and operation of the Retained Assets.

         SECTION 7.16      Enforcement of Retained Rights. Notwithstanding any
                           ------------------------------
provision of the Agreement to the contrary, Seller shall be entitled to enforce all rights and remedies in respect of the Retained Rights in accordance with the terms and conditions of each PPA, including termination of interconnection and related services to the applicable Power Seller.

         SECTION 7.17      Conduct of Business Relating to PPAs. Prior to
                           -------------------------------------
Closing, except as expressly contemplated by this Agreement, required by the terms of any PPA or consented to by Buyer (which shall not be unreasonably withheld), Seller shall not amend, modify or extend any PPA, or waive performance of the obligations of any party thereunder, which, would have a material adverse effect on the rights of Buyer hereunder.

                                  ARTICLE VIII
                                  ------------

                                   Conditions
                                   ----------

         SECTION 8.1       Conditions Precedent to Each Party's Obligation to
                           --------------------------------------------------
Effect the Purchase and Sale. The respective obligations of each Party to effect
----------------------------
the purchase and sale of the Auctioned Assets shall be subject to the satisfaction or waiver by such Party on or prior to the Closing Date of the following conditions:

         (a) all Seller Required Regulatory Approvals and Buyer Required Regulatory Approvals shall have been obtained by Seller and Buyer, as the case may be, and all conditions to effectiveness prescribed therein or otherwise by law, regulation or order shall have been satisfied by such Parties; provided, that the Seller will not be required to close if any Seller Required Regulatory Approval contains terms and conditions that create a Regulatory Material Adverse Effect;

         (b) no preliminary or permanent injunction or other order or decree by any Federal or state court of competent jurisdiction and no statute or regulation enacted by any Governmental Authority prohibiting the consummation of the purchase and sale of the Auctioned Assets (collectively, "Restraints") shall
                                                              ----------
be in effect; and

         (c) the execution and delivery of each Ancillary Agreement, by each Party thereto.

         SECTION 8.2       Conditions Precedent to Obligation of Buyer to Effect
                           -----------------------------------------------------
the Purchase and Sale. The obligation of Buyer to effect the purchase and sale
---------------------
of the Auctioned Assets contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following additional conditions:

         (a) Seller shall have performed its covenants and agreements contained in this Agreement which are required to be performed on or prior to the Closing Date, except where the failure to perform such covenants and agreements would not, individually or in the aggregate, create a Material Adverse Effect;

         (b) the representations and warranties of Seller which are set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Material Adverse Effect;

         (c) Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that, to the best of such officer's Knowledge, the conditions set forth in Section 8.2(a) and (b) have been satisfied;

         (d) all material Permits and Environmental Permits required for Buyer to conduct the business and operations of the Auctioned Assets as currently conducted shall have been transferred or will be transferable to Buyer, or shall have been obtained or will be obtained by Buyer, except where the failure to obtain such material Permits or Environmental Permits will not have, individually or in the aggregate, a Material Adverse Effect;

         (e) Buyer shall have received (i) the deeds of conveyance substantially in the form of Exhibit J, and (ii) an opinion from Dickstein Shapiro Morin &
               ---------
Oshinsky LLP or other counsel reasonably acceptable to Buyer, dated the Closing Date, and reasonably satisfactory in form and substance to Buyer covering the matters set forth in Exhibit K;
                     ---------

         (f) Buyer shall have received a Foreign Investment in Real Property Tax Act Certification and Affidavit, executed by Seller; and

         (g) Seller shall have delivered to Buyer all such other instruments as shall, in the reasonable opinion of the Buyer and its counsel, be (i) necessary to transfer to

Buyer the Auctioned Assets in accordance with this Agreement or (ii) required to consummate the transactions contemplated by this Agreement.

         SECTION 8.3       Conditions Precedent to Obligation of Seller To
                           -----------------------------------------------
Effect the Purchase and Sale. The obligation of Seller to effect the purchase
----------------------------
and the sale of the Auctioned Assets contemplated by this Agreement shall be subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following additional conditions:

         (a) Buyer shall have performed its covenants and agreements contained in this Agreement which are required to be performed on or prior to the Closing Date, except where the failure to perform such covenants and agreements would not, individually or in the aggregate, create a Buyer Material Adverse Effect;

         (b) the representations and warranties of Buyer which are set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Buyer Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Buyer Material Adverse Effect;

         (c) Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to the best of such officer's Knowledge, the conditions set forth in Section 8.3(a) and (b) have been satisfied;

         (d) Seller shall have received an opinion from Troutman Sanders LLP or other counsel reasonably acceptable to Seller, dated the Closing Date, and reasonably satisfactory in form and substance to Seller covering the matters set forth in Exhibit L;

         (e) Buyer shall have provided evidence in form and substance reasonably satisfactory to Seller of compliance by Buyer with its obligations under Article IX (including, without limitation, a certificate from an authorized officer of Buyer, dated the Closing Date, which identifies the Non-Union Employees who did not receive from the Buyer a Qualified Offer pursuant to Section 9.1(d));

         (f) If a Guarantee Agreement has been entered into:

             (i) the Guarantee Agreement shall be in full force and effect;

             (ii) the Guarantor shall have performed in all material respects its covenants and agreements contained in the Guarantee Agreement which are required to be performed on or prior to the Closing Date;

             (iii) the representations and warranties of the Guarantor which are set forth in the Guarantee Agreement shall be true and correct as of the date of the Guarantee Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such
                          representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality or "Guarantor Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Guarantor Material Adverse Effect (as defined therein);

             (iv) Seller shall have received a certificate from an authorized officer of the Guarantor, dated the Closing Date, to the effect that, to the best of such officer's Knowledge, the conditions set forth in Sections 8.3(f)(ii) and (iii) have been satisfied;

             (v) Seller shall have received an opinion from Troutman Sanders LLP or other counsel reasonably acceptable to Seller, dated the Closing Date, and reasonably satisfactory in form and substance to Seller covering the matters set forth in Exhibit M.

         (g) Buyer shall have delivered to Seller all such other instruments as shall, in the reasonable opinion of the Seller and its counsel, be (i) necessary for the Buyer to assume the Assumed Obligations in accordance with this Agreement or (ii) required to consummate the transactions contemplated by the Agreement.

         (h) Panda shall have consented to a Novation of the Panda PPA satisfactory in form and substance to Seller, or Seller shall have received an order from the MDPSC determining that the transactions contemplated by Section II of Schedule 2.4 hereto with respect to the Panda PPA do not violate the Panda
      ------------
PPA, which order shall have become final and non-appealable, and which is satisfactory in form and substance to Seller.

                                   ARTICLE IX
                                   ----------

                                Employee Matters
                                ----------------

         SECTION 9.1       Employee Matters.
                           ----------------

         (a) Buyer shall offer employment, effective as of the Closing Date, to all employees of Seller employed at the Generating Facilities and the Support Operations as of the Closing Date who are covered by the IBEW Collective Bargaining Agreement, including those employees absent from active service due to illness or leave of absence, whether paid or unpaid, other than those employees on long term disability as of the Closing Date who have received written notice from Seller approving requests for long term disability as of the Closing Date (the "Union Employees"), pursuant to and in accordance with the
                   ---------------
IBEW Collective Bargaining Agreement and applicable law. Each Union Employee who becomes employed by Buyer pursuant to this Section 9.1(a) is referred to herein as a "Transferred Union Employee".
      --------------------------

         (b) Any Union Employee who refuses an offer of employment from Buyer made in accordance with the terms of this Section 9.1 shall be treated by Seller as a terminated employee and shall not be entitled to any severance or other benefits from Buyer in connection therewith.

         (c) Buyer shall provide benefits to Transferred Union Employees substantially equivalent to those provided under the IBEW Collective Bargaining Agreement. In doing so, Buyer may use different providers, establish its own benefit plans or use its existing plans. There shall be no duplication of benefits. Buyer shall recognize service with Seller for purposes of eligibility and vesting and benefit calculations in any benefit plan, program, or fringe benefit arrangement. For purposes of health care coverage, Buyer shall waive all limitations regarding preexisting condition exclusions, actively at work exclusions and waiting periods for Transferred Union Employees. During the calendar year in which Closing occurs, all health care expenses incurred by Transferred Union Employees that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Seller's health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Buyer's health care plans for such calendar year. Buyer shall give all Transferred Union Employees full credit for all vacation, sick leave or comp time benefits accrued and not used as of the Closing. The Buyer shall provide substantially equivalent retiree medical benefits to the Transferred Union Employees only with no duplication of benefits and such benefits shall be subject to any limitations in existing plan documents and the IBEW Collective Bargaining Agreement and related documents.

         (d) Buyer may but shall not be required to, offer employment, effective as of the Closing Date, to employees of Seller (other than Union Employees) who are (i) employed at the Generating Facilities or (ii) corporate support personnel engaged in the Support Operations (collectively, the "Non-Union
                                                                ---------
Employees" and, together with Union Employees, "Employees"). Within sixty (60)
---------                                       ---------
days after the date hereof, Buyer shall notify Seller as to the identity of those Non-Union Employees to whom it intends to offer employment, provided that, during such period, Seller shall, upon reasonable notice and to the extent not disruptive to the operation of the Auctioned Assets, provide Buyer with reasonable access to Non-Union Employees and, to the extent permitted by applicable law, their respective Transferred Employee Records. In the event that Buyer does not make a Qualified Offer to any Non-Union Employees, the Buyer shall be solely responsible for the payment to such Non-Union Employees of all severance costs payable under the Seller's 1998 Reorganization Severance Plan (treating the consummation of the sale of the Auctioned Assets hereunder as an event entitling such Non-Union Employee to severance benefits thereunder). The Buyer shall have no other obligations with respect to any Non-Union Employees to which it does not make a Qualified Offer. Each Non-Union Employee who becomes employed by Buyer pursuant to this Section 9.1(d) shall be referred to herein as a "Transferred Non-Union Employee" and, together with Transferred Union
   ------------------------------
Employees, the "Transferred Employees." Any offer of employment to a Non-Union
                ---------------------
Employee that satisfies all of the following requirements is referred to herein as a "Qualified Offer":
      ---------------

         (1) Buyer shall pay and provide such Transferred Non-Union Employee annual compensation, bonus and other incentive opportunities (the "Total Cash
                                                                   ----------
Compensation") at a rate substantially equivalent to such Transferred Non-Union
------------
Employee's Total Cash Compensation in the most recent calendar year ending prior to the Closing (which shall include cash compensation in respect of such calendar year paid or payable after such calendar year).

         (2) The location of such Transferred Non-Union Employee's workplace must be within a fifty (50) mile radius of the District of Columbia metropolitan area; provided, however, that if any Non-Union Employee's commute to the Buyer's workplace following the Closing will be increased by more than fifty (50) miles (as compared to the number of miles traveled by such Non-Union Employee to the Seller's work place immediately prior to the Closing), the Buyer shall be required to pay such Non-Union Employee a $3,500 relocation allowance.

         (e) Buyer shall provide benefits to Transferred Non-Union Employees substantially equivalent to those provided by Seller as of the Closing Date. In doing so, Buyer may use different providers, establish its own benefit plans or use its existing plans. There shall be no duplication of benefits. Buyer shall recognize service with Seller for purposes of eligibility and vesting and benefit calculations in any benefit plan, program, or fringe benefit arrangement. For purposes of health care coverage, Buyer shall waive all limitations regarding pre-existing condition exclusions, actively at work exclusions and waiting periods for Transferred Non-Union Employees. During the calendar year in which Closing occurs, all health care expenses incurred by Transferred Non-Union Employees that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Seller's health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Buyer's health care plans for such calendar year. Buyer shall give all Transferred Non-Union Employees full credit for all vacation, sick leave or comp time benefits accrued and not used as of the Closing. The Buyer shall provide substantially equivalent retiree medical benefits to the Transferred Non-Union Employees only with no duplication of benefits and such benefits shall be subject to any limitations in existing plan documents.

         SECTION 9.2       Pension Plans. With respect to each Transferred
                           -------------
Employee's accrued benefit (based on service and compensation as of the Closing
Date) (the "Closing Date Benefits"), Seller shall, effective as of the Closing
            ---------------------
Date, amend the General Retirement Plan ("Seller's Pension Plan") to (i)
                                          ---------------------
recognize service with Buyer for purposes of vesting the Closing Date Benefits in such Seller's Pension Plan; (ii) recognize service with Buyer toward eligibility for receipt of subsidized early retirement and optional benefit forms with respect to the Closing Date Benefits under Seller's Pension Plan;
(iii) provide that retirement from Buyer's service shall be deemed retirement from active employment with Seller for purposes of eligibility for receipt of subsidized early retirement and optional benefit forms with respect to the Closing Date Benefits under Seller's Pension Plan; and (iv) provide that Closing Date Benefits cannot commence until the earlier of such Transferred Employee's actual retirement from Buyer's employment or attainment of age 65. The pension plan of Buyer ("Buyer's Pension Plan") shall recognize all prior service with
                --------------------
Seller for purposes of eligibility for participation, vesting, early retirement subsidies and benefit accrual for Transferred Employees, and may offset the Closing Date Benefits from benefit accruals thereunder. Buyer and Seller shall provide each other with such records and information as may be necessary or appropriate to carry out their respective obligations under this Section 9.2 for the purposes of administration of Buyer's Pension Plan and Seller's Pension Plan.

         SECTION 9.3       Buyer's Savings Plan. As soon as practicable, and in
                           --------------------
any event within 90 days after the Closing Date, Buyer shall establish a defined contribution pension plan (or plans) and trust (or trusts) intended to qualify under Sections 401(a) and 501(a) of the Code or amend an existing plan or plans satisfying such requirements (such plan or plans referred to as "Buyer's Savings
                                                                 ---------------
Plan") in which all Transferred Employees shall be eligible to participate as of
----
the later of the Closing Date or the Buyer's Savings Plan's effective date. Buyer's Savings Plan shall provide for deferral options and employer matching contributions with respect to the Transferred Employees who are participants (or eligible to be participants) in the Potomac Electric Power Company Savings Plan ("Seller's
                                                                      --------
Savings Plan") as of the Closing Date (such employees, the "Transferred Savings
------------                                                -------------------
Employees") that are no less favorable than those provided immediately prior to
---------
the Closing Date to the Transferred Savings Employees under Seller's Savings Plans (including an opportunity to make up for any lost deferrals and/or employer matching contributions that were unavailable because of a delay between the Closing Date and the effective date of Buyer's Savings Plan). Contributions to the Seller's Savings Plans with respect to the Transferred Savings Employees shall cease effective as of the Closing Date. Each Transferred Savings Employee shall be afforded the option of transferring his or her account balance into the Buyer's Savings Plan, including any outstanding loan balances attributable to such accounts provided, however, that if Seller is able to obtain a favorable ruling from the Internal Revenue Service to the effect that the consummation of the transactions contemplated hereby shall constitute a sale of substantially all of the assets used in a trade or business within the meaning of Section 401(k)(10) of the Code, or that there has been a separation from service as a non-continuation of the same trade or business within the meaning of Section 401(k)(2)(B)(i)(I) of the Code, each Transferred Savings Employee shall be afforded the option of maintaining his or her account balance under Seller's Savings Plan, rolling over his or her account balance, including any outstanding loan balances attributable to such accounts into the Buyer's Savings Plan, rolling over his or her account balance into an individual retirement account or cashing in his or her account balance (subject to applicable withholding taxes and penalties). Any such transfers or rollovers shall satisfy the requirements of Section 414(1) of the Code and Section 208 of ERISA and shall be in the form of cash or other property, as Seller and Buyer shall mutually agree prior to such transfer or rollover (which Buyer agrees shall include promissory notes evidencing loans from Seller's Savings Plan to Transferred Savings Employees that are outstanding on the Closing Date). Prior to such transfer or rollover, Buyer will provide Seller with such documents and other information as Seller shall reasonably request to assure itself that Buyer's Savings Plan and the trust or trusts established pursuant thereto (i) provide for voluntary participant after-tax contributions and (ii) contain participant loan provisions and procedures necessary to effect the orderly transfer of participant loan balances associated with the transfer or rollover. In the event that a Transferred Savings Employee shall elect to leave his or her account balance in Seller's Savings Plans, Buyer shall cooperate with Seller in providing that any outstanding loan attributable to such account balance shall be repaid through payroll deductions from Buyer's payroll. Upon such transfer, Buyer's Savings Plan shall assume all liabilities and obligations whatsoever with respect to all amounts transferred from Seller's Savings Plan to Buyer's Savings Plan in respect of the Transferred Savings Employees and Seller and its Affiliates and Seller's Savings Plan shall be relieved of all such liabilities and obligations. Notwithstanding anything in this Article IX to the contrary, no such transfer or rollover shall take place unless and until Seller has received written evidence of the adoption of Buyer's Savings Plan and the trust (or trusts) thereunder by Buyer and either (A) a copy of a favorable determination letter issued by the Internal Revenue Service and satisfactory to Seller's counsel with respect to Buyer's Savings Plan or (B) an opinion, satisfactory to Seller's counsel, of Buyer's counsel to the effect that the terms of Buyer's Savings Plan and its related trust or trusts qualify under Sections 401(a) and 501(a) of the Code. Buyer and Seller shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 9.3 for the purposes of administration of Buyer's Savings Plan, and they shall cooperate in the filing of documents required by the transactions described herein.

         SECTION 9.4       Severance Liabilities. Buyer shall provide severance
                           ---------------------
benefits (i) as contemplated by Schedule 1.1(C) attached hereto, and (ii) as set
                                ---------------
forth in Seller's 1998 Reorganization Severance Plan (treating the consummation of the sale of the Auctioned Assets hereunder and the events specified in this Section as events entitling such Non-Union Employee to severance benefits thereunder) to any Transferred Non-Union Employee (i) who, within the 12-month period immediately following the Closing Date, is terminated by Buyer or any of its Affiliates other than for cause (as defined on Schedule 1.1(c)) or (ii) with
                                                   ----------------
respect to such Persons who have received and accepted Qualifying Offers, whose terms and conditions of employment with Buyer or any of its Affiliates are changed during the 12-month period immediately following the Closing Date, such that such terms and conditions fail to satisfy all of the requirements set forth in Section 9.1(d) above.

         SECTION 9.5       COBRA. Buyer shall provide notice of and the
                           -----
opportunity to purchase continuation coverage as required by COBRA to any dependent or former dependent of a Transferred Union Employee or Transferred Non-Union Employee who incurs a "qualifying event" (as such term is defined in COBRA) on or after the Closing Date, or who incurs a "qualifying event" prior to the Closing Date (other than a termination of employment or death of the employee) as to which notice is not provided to Seller or Buyer until the Closing Date or thereafter.

         SECTION 9.6       WARN Act. Buyer shall be responsible, with respect to
                           --------
the Auctioned Assets, for performing and disclosing all requirements under the WARN Act and applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs following the Closing Date.

                                    ARTICLE X
                                    ---------

                     Indemnification and Dispute Resolution
                     --------------------------------------

         SECTION 10.1      Indemnification.
                           ---------------

         (a) Seller will indemnify and hold harmless Buyer and its Affiliates and their respective directors, officers, employees and agents (collectively with Buyer and its Affiliates, the "Buyer Indemnities") from and against any and
                                    -----------------
all claims, demands or suits by any person, and all losses, liabilities, damages, obligations, payments, costs and expenses (including reasonable legal fees and expenses and including costs and expenses incurred in connection with investigations and settlement proceedings) (each, an "Indemnifiable Loss"), as
                                                      ------------------
incurred, asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of:

             (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement or, prior to their expiration in accordance with Section 12.3, the representations and warranties contained in Sections 5.1, 5.2, 5.3 and 5.15 hereof;

             (ii) any breach by Seller of its obligations under Section 7.12(1) hereof;

             (iii)        the Retained Liabilities;

             (iv)         the Panda Litigation; or

             (v)          any breach by Seller of any Ancillary Agreement.

         (b) Buyer will indemnify and hold harmless Seller and its Affiliates and their respective directors, officers, trustees, employees and agents (collectively with Seller and its Affiliates, the "Seller Indemnitees") from and
                                                   ------------------
against any and all Indemnifiable Losses, as incurred, asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of:

             (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement or, prior to their expiration in accordance with Section 12.3, the representations and warranties contained in Sections 6.1,6.2,6.3 and 6.5 hereof;

             (ii) the Assumed Obligations (other than any Indemnifiable Losses resulting from any breach by Seller of its obligations under Section 7.12(i) hereof);

             (iii) any obligation resulting from any action or inaction of Buyer (A) under any Contract or warranty pursuant to Section 2.4(b) or Schedule 2.4 attached hereto
                                               ------------
                          (whether acting as principal or representative and agent for Seller or otherwise) or (B) pursuant to any Transferable Permit in respect of which Seller remains the holder of record after the Closing Date pursuant to Section 7.3(c);

             (iv) any transfer, sales or excise tax obligations imposed on the Seller arising from the sale or transfer of the Auctioned Assets; or

             (v)          any breach by Buyer of any Ancillary Agreement.

         (c) The amount of any Indemnifiable Loss shall be reduced to the extent that the relevant Buyer Indemnitee or Seller Indemnitee (each, an "Indemnitee")
                                                                   ----------
receives any insurance proceeds with respect to an Indemnifiable Loss and shall be (i) increased to take account of any Tax Cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any Tax Benefit realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the Indemnitee to the Party required to provide indemnification hereunder (the "Indemnifying Party") with respect to
                                        ------------------
such Indemnifiable Loss.

         (d) To the fullest extent permitted by law, neither Party nor any Buyer Indemnitee or any Seller Indemnitee shall be liable to the other Party or any other Buyer Indemnitee or Seller Indemnitee for any claims, demands or suits for consequential, incidental, special, exemplary, punitive, indirect or multiple damages connected with or resulting from any breach after the Closing Date of this Agreement or the Ancillary Agreements (other than breach of this Article X or as otherwise expressly set forth in any Ancillary Agreement), or any actions undertaken in connection with or related hereto or thereto, including any such damages which are based upon breach of contract, tort (including negligence and misrepresentation), breach of warranty, strict liability, statute, operation of law or any other theory of recovery.

         (e) The rights and remedies of Seller and Buyer under this Article X are, solely as between Seller and Buyer, exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement, the Ancillary Agreements (except as otherwise expressly set forth in any Ancillary Agreement) or otherwise for monetary relief with respect to (i) any breach of, or failure to perform, any covenant or agreement set forth in this Agreement or the Ancillary Agreements by Seller or Buyer, (ii) any breach of any representation or warranty by Seller or Buyer, (iii) the Assumed Obligations or the Retained Liabilities, and (iv) any obligation in respect of Section 2.4 or
Section 7.3. Each Party agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which Party may have under this Agreement or the Ancillary Agreements or otherwise limit or affect either Party's right to seek equitable relief, including the remedy of specific performance.

         (f) Buyer and Seller agree that, notwithstanding Section 10.1(e), each Party shall retain, subject to the other provisions of this Agreement, including Sections 10.1(d) and 12.3, all remedies at law or in equity with respect to (i) fraud or willful or intentional breaches of this Agreement or the Ancillary Agreements and (ii) gross negligence or willful or wanton acts or omissions to act of any Indemnitee (or any contractor or subcontractor thereof) on or after the Closing Date.

         (g) Seller and Buyer agree that neither Party shall be responsible to the other Party for any Indemnifiable Loss (relating to the breach of representations and warranties made by such Party hereunder) pursuant to Section 10.1(a)(i) or Section 10.1(b)(i), as the case may be, unless and until the aggregate amount of such Party's Indemnifiable Losses exceeds $5,000,000. Notwithstanding the foregoing, the aggregate maximum liability of the Seller to indemnify the Buyer for Indemnifiable Losses (relating to the breach of representations and warranties made by the Seller hereunder) pursuant to Section 10(a)(i) shall not exceed an amount in excess of the Purchase Price paid by the Buyer to the Seller.

         SECTION 10.2      Third Party Claims Procedures.
                           -----------------------------

         (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a Party or an Affiliate of a Party (a "Third Party Claim")
                                                         -----------------
with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 Business Days after the Indemnitee's receipt of notice of such Third Party Claim; provided, however,
                                                              --------  -------
that a failure to give
timely notice will not affect the rights or obligations of any Indemnitee except if, and only to the extent that, as a result of such failure, the Indemnifying Party was actually prejudiced. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.

         (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Parry; provided, however, that such counsel is not reasonably
                    --------  -------
objected to by the Indemnitee; and provided further that the Indemnifying Party
                                   ----------------
first admits in writing its liability to the Indemnitee with respect to all material elements of such claim. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnitee will (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim. In the event the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnitee shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnitee may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Indemnifying Party of the terms of the proposed settlement and the Indemnifying Party will promptly reimburse the Indemnitee upon written request. Anything contained in this Agreement to the contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Third Party Claim if such Third Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnitee which, if successful, would materially adversely affect the business of the Indemnitee.

                                   ARTICLE XI
                                   ----------

                                   Termination
                                   -----------

         SECTION 11.1      Termination.
                           -----------

         (a) This Agreement may be terminated at any time prior to the Closing by an instrument in writing signed on behalf of each of the Parties.

         (b) This Agreement may be terminated by Seller or Buyer if the Closing shall not have occurred on or before the date that is 12 months from the date of this Agreement (the "Termination Date"); provided, however, that the right to
                     ----------------    --------  -------
terminate this Agreement pursuant to this Section 11.1(b) shall not be available
(i) to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, or (2) to Buyer if the Seller has provided the Buyer with written notice of its election to postpone the Closing for up to an eighteen month period from the execution date of this Agreement in the event that all conditions precedent to Closing set forth in Article VIII have been satisfied except with respect to those conditions set forth in Section 8.1(a).

         (c) This Agreement may be terminated by either Seller or Buyer if any Restraint having any of the effects set forth in Section 8.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that
                                                      --------  -------
the Party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint.

         (d) This Agreement may be terminated by the Party entitled to do so under the provisions of Section 7.11(b).

                                   ARTICLE XII
                                   -----------

                            Miscellaneous Provisions
                            ------------------------

         SECTION 12.1      Expenses. Except to the extent specifically provided
                           --------
herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses, whether or not the transactions contemplated hereby arc consummated.

         SECTION 12.2      Amendment and Modification; Extension; Waiver. This
                           ---------------------------------------------
Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties. Either Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or (iii) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 12.3      No Survival of Representations or Warranties. Each
                           --------------------------------------------
and every representation and warranty contained in this Agreement, other than the representations and warranties contained in Sections 5.1, 5.2, 5.3 and 5.15 and 6.1, 6.2, 6.3 and 6.5 (which representations and warranties shall survive for 12 months from the Closing Date), shall expire with, and be terminated and extinguished by the Closing and no such representation or warranty shall survive the Closing Date. From and after the Closing Date, none of Seller, Buyer or any officer, director, trustee or Affiliate of any of them shall have any liability whatsoever with respect to any such representation or warranty. The expiration of the representations and warranties contained in Sections 5.1, 5.2, 5.3 and
5.15 and 6.1, 6.2,6.3 and 6.5 shall not affect the Parties' obligations under
Article X if the Indemnitee provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration.

         SECTION 12.4      Notices. All notices and other communications
                           -------
hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):


                     if to Seller, to:

                           Potomac Electric Power Company
                           1900 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20068
                           Telecopier (202) 261-7889
                           Attention: William T. Torgerson, General Counsel
                     with a copy on or prior to the Closing Date to:


                           Dickstein Shapiro Morin & Oshinsky LLP
                           2101 L Street, N.W.
                           Washington, D.C. 20037
                           Telecopier (202) 887-0689
                           Attention:  Kenneth M. Simon, Esq.

                     if to Buyer, to:

                           Southern Energy, Inc.
                           900 Ashwood Parkway
                           Suite 500
                           Atlanta, Georgia 30338-4780
                           Telecopier: (770) 821-6575
                           Attention:  Anne Cleary

                     with a copy on or prior to the Closing Date to:

                           Troutman Sanders LLP
                           1300 1 Street, NW
                           Suite 500 East
                           Washington, DC 20005
                           Telecopier (202) 274-2994
                           Attention:  Benjamin L. Israel, Esq.


         SECTION 12.5      Assignment; No Third Party Beneficiaries.
                           ----------------------------------------

         (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Party, except (i) in the case of Seller (A) to an Affiliate of Seller or a third party in connection with the transfer of the Transmission System to such Affiliate or third party or (B) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of the Transmission System and this Agreement and (ii) in the case of Buyer (A) prior to the Closing, to one or more wholly-owned subsidiaries of Buyer or lending institutions or other institutional investors acting as lessor to Buyer or one or more wholly-owned subsidiaries of Buyer, so long as Buyer shall have duly executed and delivered the Guarantee Agreement and such assignment is for all of Buyer's rights, interests and obligations hereunder associated with the asset(s) subject to any such assignment, (B) to an Affiliate of Buyer in connection with the transfer of all or part of the Auctioned Assets to such Affiliate and (C) to a lending institution or trustee in connection with a pledge or granting of a security interest in the Auctioned Assets and this Agreement; provided, however,
                                                              --------  -------
that no assignment or transfer of rights or obligations by either Party shall relieve it from the full liabilities and the full financial responsibility, as provided for under this Agreement, unless and until the transferee or assignee shall agree in writing to assume such obligations and duties and the other Party has consented in writing to such assumption.

         (b) Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third parry beneficiary rights in any person, including, with respect to continued or resumed employment, any employee or former employee of Seller (including any beneficiary or dependent thereof). No provision of this Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

         SECTION 12.6      Governing Law. This Agreement shall be governed by
                           -------------
and construed in accordance with the laws of the District of Columbia (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         SECTION 12.7      Counterparts. This Agreement may be executed in two
                           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.8      Interpretation. When a reference is made in this
                           --------------
Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes"' or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in the Ancillary Agreements and any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Agreement and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

         SECTION 12.9      Jurisdiction and Enforcement.
                           ----------------------------

         (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Superior Court of the District of Columbia and (ii) the United States District Court for the District of Columbia, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Columbia or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the District of Columbia. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 12.4 (or such other address specified by such Party from rime to time pursuant to Section 12.4) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of the District of Columbia and (ii) the United States District Court for the District of Columbia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Ancillary Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically the terms and provision of this Agreement or any Ancillary Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 12.10     Entire Agreement. This Agreement, the Confidentiality
                           ----------------
Agreement and the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated by this Agreement other than the Confidentiality Agreement.

         SECTION 12.11     Severability. If any term or other provision of this
                           ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 12.12     Conflicts. Except as expressly otherwise provided
                           ---------
herein or therein, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of any Ancillary Agreement, the terms of this Agreement shall prevail.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                     POTOMAC ELECTRIC POWER COMPANY


                                     By: /s/ Mary Sharpe-Hayes
                                         ----------------------------------
                                         Name: Mary Sharpe-Hayes
                                         Title: Vice President


                                     SOUTHERN ENERGY, INC.


                                     By: /s/ Anne M. Cleary
                                         ----------------------------------
                                         Name: Anne M. Cleary
                                         Title: Vice President, Southern
                                                Energy North America,
                                                Inc., as authorized agent

                                   Schedule 1.1

                                   Definitions

         "Accountants" shall have the meaning set forth in Section 3.2(b).
          -----------

         "Adjustment Amount" shall have the meaning set forth in Section 3.4.
          -----------------

         "Adjustment Date" shall have the meaning set forth in Section 3.2(c).
          ---------------

         "Adjustment Statement" shall have the meaning set forth in Section
          --------------------
3.2(a).

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
          ---------
General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         "Agreement" shall have the meaning set forth in the Preamble.
          ---------

         "Allocation" shall have the meaning set forth in Section 3.3.
          ----------

         "Ancillary Agreements" means the Potomac River Lease, the Local Area
          --------------------
Support Agreement, the Transition Power Agreements, the Interconnection Agreements, the Assignment and Assumption Agreement, Bill of Sale, Guarantee Agreement, Operating Agreement, the deeds contemplated by Section 8.2(e)(i) and any other agreement to which Buyer and Seller are party and which is expressly identified by its terms as an Ancillary Agreement hereunder.

         "Applicable Law" shall have the meaning set forth in Section 3.3.
          --------------

         "Ash Storage Sites" mean those certain ash storage sites of the Seller
          -----------------
located in Charles County, Maryland, Prince George's County, Maryland, and Montgomery County, Maryland, as more fully described on Schedule 2.2(a)(iii) and
                                                        --------------------
Schedule 5.5(a) attached to the Agreement.
---------------

         "Assignment and Assumption Agreement" means that Assignment and
          -----------------------------------
Assumption Agreement, to be entered into at the Closing by Buyer and Seller, in substantially the form as Exhibit A attached to the Agreement.

         "Assumed Consent Order Obligations" shall have the meaning set forth in
          ---------------------------------
Section 2.3(a)(iv).

         "Assumed Obligations" shall have the meaning set forth in Section
          -------------------
2.3(a).

         "Auctioned Assets" shall have the meaning set forth in Section 2.2(a).
          ----------------

         "Benefit Plans" shall have the meaning set forth in Section 5.12.
          -------------

         "Bill of Sale" means that certain Bill of Sale, to be entered into at
          ------------
the Closing by Buyer (or Buyer's permitted assignees pursuant to Section 12.5(a)) and Seller, in substantially the form as Exhibit B attached to the Agreement.

         "Business Day" means any day other than Saturday, Sunday and any day
          ------------
which is a legal holiday or a day on which banking institutions in Washington, DC are authorized or required by law or other action of a Governmental Authority to close.

         "Buyer" shall have the meaning set forth in the Preamble to the
          -----
Agreement.

         "Buyer Facilities" shall have the meaning given to such term in the
          ----------------
Easements Agreement.

         "Buyer Indemnitees" shall have the meaning set forth in Section
          -----------------
10.1(a).

         "Buyer Material Adverse Effect" means any change or event which would
          -----------------------------
have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by, and discharge its obligations under, the Agreement and the Ancillary Agreements.

         "Buyer Real Estate" shall have the meaning set forth in Section
          -----------------
2.2(a)(i).

         "Buyer Required Regulatory Approvals" shall have the meaning set forth
          -----------------------------------
in Section 6.3(b).

         "Buyer's Pension Plans" shall have the meaning set forth in Section
          ---------------------
9.2.

         "Buyer's Savings Plan" shall have the meaning set forth in Section 9.3.
          --------------------

         "Chalk Point/Morgantown Fuel Pipeline" means the (i) 16" pipeline,
          ------------------------------------
including all components, between the Piney Point petroleum terminal and the Ryceville Pumping Station and (ii) the 12" pipelines, including all components, between the Ryceville Pumping Station and the Chalk Point Station and

Morgantown Station, as more fully described on Schedule 5.5(a) attached to the
                                               ---------------
Agreement.

         "Chalk Point Station" means that certain coal, oil and gas fueled
          -------------------
generating facility of the Seller located on the Patuxent River in Aquasco, Maryland (excluding that certain combustion turbine and related assets owned by Southern Maryland Electric Cooperative, Inc.), as more fully described on
Schedule 2.2(a)(iii) and Schedule 5.5(a) attached to the Agreement.
--------------------     ---------------

         "Closing" shall have the meaning set forth in Section 4.1.
          -------

         "Closing Adjustment Amount" shall have the meaning set forth in Section
          -------------------------
3.2(c).

         "Closing Date" shall have the meaning set forth in Section 4.1.
          ------------

         "Closing Date Benefits" shall have the meaning set forth in Section
          ---------------------
9.2.

         "Closing Severance Expenses" shall have the meaning set forth in
          --------------------------
Section 2.3(a)(x).

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Communications Equipment" means the equipment, systems, switches and
          ------------------------
lines used in connection with voice, data and other communications activities.

         "Conemaugh Interest" means the 9.72% undivided ownership interest held
          ------------------
by Seller, as a tenant-in-common, in the Conemaugh Station, together with the Seller's undivided ownership interest in any related assets held in undivided ownership with the other Persons having an undivided ownership interest in the Conemaugh Station (except in the case of Seller's undivided ownership interest in the Conemaugh Switchyard and the Conemaugh Transmission Line).

         "Conemaugh Station" means that contain coal-fired generating facility
          -----------------
located on the Conemaugh River in Indiana County, Pennsylvania.

         "Conemaugh Switchyard" means that certain 500kV switchyard, as
          --------------------
described on Schedule 2.2(b)(i) attached to the Agreement.
             ------------------

         "Conemaugh Transmission Line" means that certain 500kV transmission
          ---------------------------
line, as described on Schedule 2.2(b)(i) attached to the Agreement.
                      ------------------

         "Confidentiality Agreement" means the Confidentiality Agreement dated
          -------------------------
February 10, 2000 between Seller and Buyer.

         "Contracts" shall have the meaning set forth in Section 2.2(a)(iv).
          ---------

         "DCPSC" means the Public Service Commission of the District of
          -----
Columbia.

         "Dickerson Station" means that certain coal, oil and gas-fuel fired
          -----------------
generating facility of the Seller located on the Potomac River near Dickerson, Maryland, as more filly described on Schedule 2.2(A)(iii) and Schedule 5.5(a)
                                     --------------------     ---------------
attached to the Agreement.

         "Disposed Items" shall have the meaning set forth in Section
          --------------
2.3(a)(iii).

         "Easements Agreements" mean those certain Easements Agreements, to be
          --------------------
entered into at the Closing by Buyer and Seller, in substantially the form as Exhibits C-1, C-2, C-3 and C-4 attached to the Agreement.


         "Emission Reduction Credits" means credits, in units that are
          --------------------------
established by the environmental regulatory agency with jurisdiction over the source or facility that has obtained the credits, resulting from a reduction in the emissions of air pollutants from an emitting source or facility (including, and to the extent allowable under applicable law, reductions from retirements, control of emissions beyond that required by applicable law and fuel switching), that: (i) have been certified by the Maryland Department of the Environment or the Virginia Department of Environmental Quality, as the case may be, as complying with the law and regulations of the State of Maryland or the Commonwealth of Virginia, as the case may be, governing the establishment of such credits; or (u) have been certified by any other applicable regulatory authority as complying with the law and regulations governing the establishment of such credits. Emission Reduction Credits include certified air emissions reductions, as described above, regardless of whether the regulatory agency certifying such reductions designates such certified air emissions reductions by a name other than "emissions reduction credits", but do not include SO\\2\\ Allowances or NO\\2\\ Allowances.

         "Employees" shall have the meaning set forth in Section 9.1(d).
          ---------

         "Encumbrances" means any mortgages, pledges, liens, security interests,
          ------------
conditional and installment sale agreements, activity and use limitations, exceptions, conservation easements, rights-of-way, deed restrictions, encumbrances and charges of any kind.

         "Entitlements" means all rights of Seller to receive any capacity,
          ------------
energy, ancillary services and other benefits under any PPA.

         "Environmental Laws" means all former, current and future Federal,
          ------------------
state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives or orders (including consent orders) and Environmental Permits, in each case, relating to pollution or protection of the environment or natural resources, including laws relating to Releases or threatened Releases, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, arrangement for disposal, transport, recycling or handling, of Hazardous Substances.

         "Environmental Liability" means all liabilities, obligations, damages,
          -----------------------
losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, including: (i) remediation costs, engineering costs, environmental consultant fees, laboratory fees, permitting fees, investigation costs and defense costs and attorneys' fees and expenses; (ii) any claims, demands and causes of action relating to or resulting from any personal injury (including wrongful death, pain, suffering and loss of consortium), property damage (real or personal) (including nuisance, trespass and diminution of value) or natural resource damage; and (iii) any penalties, fines or costs associated with the failure to comply with any Environmental Law.

         "Environmental Permits" means the permits, licenses, consents,
          ---------------------
approvals and other governmental authorizations with respect to Environmental Laws relating primarily to the power generation operations of the Generating Facilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

         "ERISA Affiliate" shall have the meaning set forth in Section 5.12.
          ---------------

         "Estimated Non-Fuel Related Adjustment Amount" shall have the meaning
          --------------------------------------------
set forth in Section 4.2(b).

         "Estimated Purchase Price" shall have the meaning set forth in Section
          ------------------------
4.2.

         "Exempt Facilities" means those certain facilities included in the
          -----------------
Auctioned Assets which are listed on Schedule 7.12 attached to the Agreement.
                                     -------------
         "FERC" means the Federal Energy Regulatory Commission.
          ----

         "Filed Seller SEC Documents" means the reports, schedules, forms,
          --------------------------
statements and other documents filed by Seller with the Securities and Exchange Commission, and publicly available prior to the date of the Agreement.

         "Final Allocation" shall have the meaning set forth in Section 3.3.
          ----------------

         "Final Fuel Related Adjustment Amount" shall have the meaning set forth
          ------------------------------------
in Section 3.1(a).

         "Final Non-Fuel Related Adjustment Amount" shall have the meaning set
          ----------------------------------------
forth in Section 3.2(a).

         "GAAP" shall have the meaning set forth in Section 1.2.
          ----

         "Generating Facilities" means the Generating Plants and related
          ---------------------
facilities (including the Chalk Point/Morgantown Fuel, Pipeline, the Ryceville Pumping Station, the Production Service Center, and the Ash Storage Sites), as more fully described on Schedule 2.2(a)(iii) and Schedule S.5(a) attached to the
                        --------------------     ---------------
Agreement.

         "Generating Plants" means the following power generating plants of the
          -----------------
Seller: the Potomac River Station; the Dickerson Station; the Chalk Point Station; and the Morgantown Station.

         "Good Utility Practice" means any of the applicable practices, methods
          ---------------------
and acts:

         (i) required by FERC, NERC, MAAC, PJM Interconnection LLC, the PJM System Operator, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof;

         (ii)     required by applicable law or regulations;

         (iii) required by the Pepco Interconnection Standards or the policies and standards of the Seller relating to emergency operations;

         (iv) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period;

which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation, good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

         "Governmental Authority" means any court, administrative or regulatory
          ----------------------
agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof.

         "Greenhouse Gas Emission Reduction Credits" mean with respect to a
          -----------------------------------------
Federal or state law or regulation that imposes, or may at any time after the Closing Date impose, a quantitative limitation on greenhouse gas emissions, or taxes such emissions, an authorization to emit a unit of greenhouse gases or a credit against such quantitative limit or taxes with respect to recognized reductions in greenhouse gases, where greenhouse gases include carbon dioxide, methane, nitrous oxide, hydrofluorcarbons, perfluorocarbons, and/or sulfur hexafluoride.

         "Guarantee Agreement" means the Guarantee Agreement to be entered into
          -------------------
at Closing by Guarantor and Seller, substantially in the form of Exhibit D attached to the Agreement.

         "Guarantor" means any credit-worthy entity, acceptable to Seller, which
          ---------
agrees to provide an unconditional guarantee to Seller of the full and punctual payment of Buyer's obligations hereunder and under the Ancillary Agreements.

         "Hazardous Substances" means (i) any petrochemical or petroleum
          --------------------
products, crude oil or any fraction thereof, ash, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation or polychlorinated biphenyls, (ii) any chemicals, materials, substances or wastes defined as, included in, or that are alleged or determined by any Person or Governmental Authority to be included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "PCBs," "contaminants," "asbestos" or "pollutants" or similar term in any Environmental Law, (iii) any other chemical, material, substance or waste which is prohibited, limited or regulated by any Environmental Law, or (iv) any noise, electromagnetic radiation, and any other substance or energy which causes or is alleged to cause personal injury (including wrongful death, pain, suffering and loss of consortium) or property damage (including nuisance, trespass and diminution of value).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

         "IBEW" means Local Union #1900 of the International Brotherhood of
          ----
Electrical Workers.

         "IBEW Collective Bargaining Agreement" means that certain Collective
          ------------------------------------
Bargaining Agreement, between the Seller and the IBEW, effective December 8, 1998, as amended from time to time.

         "Income Tax" means any Federal, state, local or foreign Tax or surtax
          ----------
(i) based upon, measured by or calculated with respect to income, profits or receipts or (ii) based upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (i), in each case, together with any interest, penalties, or additions to such Tax.

         "Indemnifiable Loss" shall have the meaning set forth in Section
          ------------------
10.1(a).

         "Indemnifying Party" shall have the meaning set forth in Section
          ------------------
10.1(c).

         "Indemnitee" shall have the meaning set forth in Section 10.01(c).
          ----------

         "Information Memorandum" means the Information Memoranda, prepared on
          ----------------------
behalf of the Seller, describing the Generating Facilities and the PPAs, and the materials delivered with such Information Memoranda, as such Information Memoranda and such materials may have been amended or supplemented.

         "Interconnection Agreements" means those certain Interconnection
          --------------------------
Agreements, to be entered into at the Closing by Seller and Buyer, substantially in the form of Exhibits E-1, E-2, E-3 and E-4 attached to the Agreement.
               ------------------------------

         "Interconnection Facilities" shall have the meaning given to such term
          --------------------------
in the Interconnection Agreements.

         "Interconnection Services" shall have the meaning set forth in the
          ------------------------
Interconnection Agreements.

         "Inventory Survey" shall have the meaning set forth in Section 3.2(a).
          ----------------

         "Knowledge" means the actual knowledge of the directors and executive
          ---------
officers of the specified Person, which directors and executive officers are charged with the responsibility for the particular function as of the date of the Agreement, or with respect to any certificate delivered pursuant to the Agreement, the date of delivery of such certificate.

         "Loan Agreements" shall have the meaning set forth in Section
          ---------------
2.3(a)(xii).

         "Local Area Support Agreement" means that Local Area Support Agreement,
          ----------------------------
to be entered into at Closing by Seller and Buyer, substantially in the form of Exhibit F attached to the Agreement.
---------

         "MAAC" means the Mid-Atlantic Area Council.
          ----

         "Material Adverse Effect" means any change, or effect on the Auctioned
          -----------------------
Assets, that, individually or in the aggregate, causes the value of the Auctioned Assets to decrease by more than ten percent (10%) as compared to the value of the Auctioned Assets immediately prior to the occurrence of such change or effect, other than (i) any change or effect resulting from changes in the international, national, regional or local wholesale or retail energy, capacity or ancillary services electric power markets, (ii) any change or effect resulting from changes in the international, national, regional or local markets for fuel, (iii) any change or effect resulting from changes in the national, regional or local electric transmission systems, (iv) any change or effect resulting from any bid cap, price limitation, market power mitigation measure, or other regulatory or legislative measure in respect of transmission services or the wholesale or retail energy, capacity or ancillary services markets adopted or approved by FERC, any PSC or any other Governmental Authority or proposed by any person, (v) any change or effect resulting from any regulation, rule, procedure or order adopted or proposed by or with respect to, or related to, the PJM, (vi) any change or effect resulting from any action or measure taken or adopted, or proposed to be taken or adopted, by any local, state, regional, national or international reliability organization, (vii) any change resulting from the failure of any Employees not to be employed by the Buyer following the Closing, (viii) any changes in law, or any judgments, orders or decrees that apply generally to similarly situated Persons, and (ix) any materially adverse change in or effect on the Auctioned Assets which is cured by Seller before the Closing Date. For purposes of determining the occurrence of a Material Adverse Effect, the initial value of the Auctioned Assets shall be the amount set forth in clause (a) of Section 3.1.

         "Material Contracts" shall have the meaning set forth in Section
          ------------------
5.7(a).

         "MDPSC" means the Public Service Commission of the State of Maryland.
          -----

         "Morgantown Station" means that certain coal/oil-fueled generating
          ------------------
facility of the Seller located on the Potomac River near Newburg, Maryland, as more fully described on Schedule 2.2(a)(iii) and Schedule 5.5(a) attached to the
                        --------------------     ---------------
Agreement.

         "NERC" means North American Electric Reliability Council or any
          ----
successor thereto.

         "Non-Union Employees" shall have the meaning set forth in Section
          -------------------
9.1(d).

         "Novation" shall have the meaning set forth in Schedule 2.4 attached
          --------                                      ------------
hereto.

         "NO\\1\\ Allowances" means nitrogen oxide allowances that have been
          ------------------
allocated to the Seller for the Generating Plants by (i) the Maryland Department of the Environment under the State of Maryland's NO\\1\\, Budget Program authorizing the emission of one ton of nitrogen oxide during the specified control period, or (ii) the Virginia Department of Environmental Quality under any budget program which may be established for the Commonwealth of Virginia.

         "OE PPA" collectively means those agreements identified in Item 4 of
          ------
Section I of Schedule 2.2(a)(iv) attached hereto.
             -------------------

         "Off-Site" means any location except (i) the Auctioned Assets, the
          --------
Potomac River Station Site, and (ii) any location to or under which Hazardous Substances present or disposed on the Auctioned Assets or the Potomac River Station Site have migrated or may migrate in the future.

         "Operating Agreement" means that certain Operating Agreement, to be
          -------------------
entered into at the Closing by Buyer and Seller, in substantially the form as EXHIBIT G to the Agreement.

         "Operating Records" shall have the meaning set forth in Section
          -----------------
2.2(a)(viii).

         "Panda Litigation" means (i) the litigation captioned Potomac Electric
          ----------------
Power Company v. Panda-Brandywine, L.P., No. SOO-CV-1103, filed in the United States District Court for the District of Maryland, and (ii) the legal proceedings referenced in Schedule 5.8 hereto.
                          ------------

         "Panda PPA" means that certain PPA identified in Item S of Section I of
          ---------
Schedule 2.2(a)(vi) attached hereto.
-------------------

         "PANDA Release" shall have the meaning set forth in Section 3.4(a)(i).
          -------------

         "Party" shall have the meaning set forth in the Preamble.
          -----

         "Pepco Interconnection Standards" means Pepco's Interconnection and
          -------------------------------
Parallel Operating Guideline as amended from time to rime.

         "Permits" means the permits, licenses, consents, approvals and other
          -------
governmental authorizations (other than with respect to Environmental Laws) relating primarily to the power generation operations of the Generating Facilities.

         "Permitted Capital Expenditures" shall have the meaning set forth in
          ------------------------------
Section 7.1(b)(viii).

         "Permitted Exceptions" means (i) all exceptions, restrictions,
          --------------------
easements, charges, rights-of-way and monetary and nonmonetary encumbrances which are set forth in any Permits or Environmental Permits, (ii) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity of which are being contested in good faith by appropriate proceedings, (iv) purchase money security interests in respect of personal property arising or incurred in the ordinary course of business, (v) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, (v) all matters disclosed on those surveys listed on Schedule 5.5(b) to the Agreement
                                             ---------------
and any other facts that would be disclosed by an accurate survey and physical inspection of the Buyer Real Estate, (vi) Encumbrances, easements or other restrictions created pursuant to or contemplated by any Ancillary Agreement,
(vii) Encumbrances of record or Encumbrances otherwise disclosed to Buyer in the Agreement or the Ancillary Agreements with respect thereto, (viii) restrictions and regulations imposed by the PJM, any Governmental Authority or any local, state, regional, national or international reliability council and (ix) such other Encumbrances or imperfections in or failure of title which would not, individually or in the aggregate, create a Material Adverse Effect.

         "Person" means any individual, partnership, limited liability company,
          ------
joint venture, corporation, trust, unincorporated organization or Governmental Authority.

         "PJM" means the Pennsylvania-New Jersey-Maryland interconnected power
          ---
pool operated under the PJM Agreement and any successor thereto including any regional transmission operator, independent system operator, transco, or any other independent system administrator that possesses operational or planning control over the Transmission System.

         "PJM Agreement" means the Amended and Restated Operating Agreement of
          -------------
the PJM Interconnection LLC dated as of June 2, 1997.

         "PJM Control Area" shall mean the control area recognized by NERC as
          ----------------
the PJM Control Area.

         "PJM Interconnection LLC" means the independent system operator of the
          -----------------------
PJM Control Area pursuant to the PJM Agreement and the PJM Tariff

         "PJM System Operator" means the PJM energy control center staff
          -------------------
responsible for central dispatch as provided in the PJM Agreement.

         "PJM Tariff" means the PJM Open Access Transmission Tariff providing
          ----------
transmission service within the PJM Control Area, including schedules, appendices, or exhibits attached thereto, as in effect from time to time and as amended or modified.

         "Potomac River Lease" means that Generating Station Lease Agreement, to
          -------------------
be entered into at the Closing by Seller and Buyer, substantially in the form of Exhibit H attached to the Agreement.
---------

         "Potomac River Real Property" means that certain real property of the
          ---------------------------
Seller (which includes the Potomac River Station Site) described on Schedule
                                                                    --------
5.5(a) attached to the Agreement.
------

         "Potomac River Station" means that certain coal-fueled generating
          ---------------------
facility of the Seller located on the Potomac River in Alexandria, Virginia, as more fully described on Schedule 2.2(a)(iii) and Schedule 5.5(a) attached to the
                        --------------------     ---------------
Agreement.

         "Potomac River Station Site" means that portion of the Potomac River
          --------------------------
Real Property to be leased by the Seller to the Buyer pursuant to the terms of the Potomac River Lease.

         "PPAs" collectively means those power purchase agreements of the Seller
          ----
listed in Section I of Schedule 2.2(a)(iv) attached to the Agreement.
                       -------------------

         "Production Service Center" means that primary support facility of the
          -------------------------
Seller located near Washington, D.C., as more fully described on Schedule
                                                                 --------
2.2(a)(iii) and Schedule 5.5(a) attached to the Agreement.
-----------     ---------------

         "Prorated Items" shall have the meaning set forth in Section
          --------------
2.3(a)(viii).

         "Protective Relaying System" means the system relating to the
          --------------------------
Generating Facilities comprised of components collectively used to detect defective power system elements or other conditions of an abnormal nature, initiate appropriate control circuit action in response thereto and isolate the appropriate system elements in order to minimize damage to equipment and interruption to service.

         "PSC" means, either individually or collectively, the MDPSC, VCC, PUC
          ---
and DCPSC.

         "Purchase Price" shall have the meaning set forth in Section 3.1.
          --------------

         "PUC" means the Pennsylvania Utility Commission.

         "Qualified Offer" shall have the meaning set forth in Section 9.1(d).
          ---------------

         "Regulatory Material Adverse Effect" shall occur where the Required
          ----------------------------------
Regulatory Approval contains terms and conditions that are materially adverse to the Seller taken as a whole.

         "Release" means any release, spill, emission, leaking, dumping,
          -------
injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "Required Regulatory Approvals" means with respect to a Party, any
          -----------------------------
consent or approval of, filing with, or notice to, any Governmental Authority that is necessary for the execution and delivery of the Agreement and the Ancillary Agreements by such Party or the consummation thereby of the transactions contemplated hereby.

         "Restraints" shall have the meaning set forth in Section 8.1(b).
          ----------

         "Retained Assets" shall have the meaning set forth in Section 2.2(b).
          ---------------

         "Retained Liabilities" shall have the meaning set forth in Section
          --------------------
2.3(b).

         "Retained Rights" shall have the meaning given to such term in Schedule
          ---------------                                               --------

2.4 attached hereto.

         "Revenue Bonds" shall have the meaning set forth in Section 7.12(a)(i).
          -------------

         "Revenue Meters" means all meters measuring demand, energy and reactive
          --------------
components, and all pulse isolation relays, pulse conversion relays and associated totalizing and remote access pulse recorder equipment, in each case, required to measure the transfer of energy between the Parties.

         "Ryceville Pumping Station" means that certain pumping station and all
          -------------------------
components located in Ryceville, Maryland, as more fully described on Schedule
                                                                      --------
2.2(a)(iii) and Schedule 5.5(a) attached to the Agreement.
-----------     ---------------

         "Seller" shall have the meaning set forth in the Preamble to the
          ------
Agreement.

         "Seller Facilities" means those facilities of the Seller which are
          -----------------
described in the Easements Agreement.

         "Seller Indemnitees" shall have the meaning set forth in Section
          ------------------
10.1(b).

         "Seller Real Estate" means all real property and leaseholds or other
          ------------------
interests in real property of Seller (including the Potomac River Real Property), and other than Buyer Real Estate.

         "Seller Required Regulatory Approvals" shall have the meaning set forth
          ------------------------------------
in Section 5.3(b).

         "Seller's Pension Plans" shall have the meaning set forth in Section
          ----------------------
9.2.

         "Seller's Savings Plan" shall have the meaning set forth in Section
          ---------------------
9.3.

         "Seller's Severance Plans" mean those certain plans or policies of the
          ------------------------
Seller, in effect on the date of Closing, which offer severance benefits to the Non-Union Employees, as described on Schedule 1.1(c) attached to the Agreement.
                                     ---------------

         "SO\\2\\ Allowances" mean sulfur dioxide allowances that have been
          ------------------
allocated to Seller for the Generating Facilities by the Administrator of the United States Environmental Protection Agency under Title IV of the Clean Air Act authorizing the emission of one ton of sulfur dioxide per allowance during or after a specified calendar year.

         "Support Operations" mean the business operations of the Seller which
          ------------------
are primarily engaged in the provision of support services to the ongoing operation of the Generating Facilities (including business planning and strategy services, fuel supply services, bulk power management services, generation engineering and maintenance services, and environmental services).

         "Tax Benefit" means, with respect to any Indemnifiable Loss for any
          -----------
person, the positive excess, if any, of the Tax liability of such person without regard to such Indemnifiable Loss over the Tax liability of such person taking into account such Indemnifiable Loss, with all other circumstances remaining unchanged.

         "Tax Cost" means, with respect to any indemnity payment for any person,
          --------
the positive excess, if any, of the Tax liability of such person taking such indemnity payment into account over the Tax liability of such person without regard to such payment, with all other circumstances remaining unchanged.

         "Tax Return" means any return, report, information return or other
          ----------
document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

         "Taxes" means all taxes, surtaxes, charges, fees, levies, penalties or
          -----
other assessments imposed by any United States Federal, state or local or foreign taxing authority, including Income Taxes, excise, property, sales, transfer, franchise, special franchise, payroll, recording, withholding, social security or other taxes, or any liability for taxes incurred by reason of joining in the filing of any consolidated, combined or unitary Tax Returns, in each case including any interest, penalties or additions attributable thereto; provided, however, that "Taxes" shall not include sewer rents or charges for water.

         "Termination Date" shall have the meaning set forth in Section 11.1(b).
          ----------------

         "Third Party Claim" shall have the meaning set forth in Section
          -----------------
10.2(a).

         "Total Cash Compensation" shall have the meaning set forth in Section
          -----------------------
9.1(d).

         "Transferable Permits" shall have the meaning set forth in Section
          --------------------
2.2(a)(v).

         "Transferred NO\\1\\ Allowances" shall have the meaning set forth in
          --------------------------
Section 2 .2(a)(vii).

         "Transferred S0\\2\\ Allowances" shall have the meaning set forth in
          --------------------------
Section 2.2(a)(vi).

         "Transferred Employee Records" shall have the meaning set forth in
          ----------------------------
Section 2.2(a)(viii).

         "Transferred Employees" shall have the meaning set forth in Section
          ---------------------
9.1(d).

         "Transferred Non-Union Employees" shall have the meaning set forth in
          -------------------------------
Section 9.1(d).

         "Transferred Savings Employees" shall have the meaning set forth in
          -----------------------------
Section 9.3.

         "Transferred Union Employees" shall have the meaning set forth in
          ---------------------------
Section 9.1(a).

         "Transition Power Agreements" means that Transition Power Agreement
          ---------------------------
(District of Columbia) and Transition Power Agreement (Maryland), to be entered into at Closing by Seller and Buyer, substantially in the form of Exhibits J.1
                                                                  ------------
and J.2, respectively, attached to the Agreement.

         "Transmission System" shall have the meaning set forth in Section
          -------------------
2.2(b)(i).

         "Unassigned PPA" shall have the meaning set forth in Schedule 2.4
          --------------                                      ------------
attached hereto.

         "Union Employees" shall have the meaning set forth in Section 9.1(a).
          ---------------

         "VCC" means the Virginia State Corporation Commission.
          ---

         "WARN Act" means the Federal Worker Adjustment Retraining and
          --------
Notification Act of 1988, as amended.